UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

WILLDAN GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 26, 2019

Dear Stockholder:

You are cordially invited to attend our 2019 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 13, 2019 at 10:00 a.m. Pacific Daylight Time. We will be hosting this year’s Annual Meeting via live audiocast on the Internet. To participate, vote or submit questions during the Annual Meeting via live audiocast, please visit: www.meetingcenter.io/282324669. You will not be able to attend the Annual Meeting in person.

We utilize the Internet as our primary means of furnishing proxy materials to our stockholders.  Stockholders will receive a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials and voting via the Internet.  The Notice of Internet Availability of Proxy Materials also provides information on how stockholders can obtain paper or email copies of the proxy materials if they so choose.  Internet transmission and voting are designed to be efficient, cost-effective and preserve resources.

At the Annual Meeting, you will be asked to (i) elect nine directors; (ii) ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2019; (iii) approve, on a non-binding advisory basis, the Company’s named executive officer compensation; (iv) approve, on a non-binding advisory basis, the frequency of future advisory votes on executive compensation; (v) approve the amendment to the Company’s 2008 Performance Incentive Plan (the “2008 Plan”); and (vi) transact such other business as may properly come before the meeting or any postponements or adjournments thereof.  The Board of Directors of the Company recommends a vote “FOR” the election of each of the nine director nominees, “FOR” the ratification of the appointment of Crowe LLP for the fiscal year ending December 27, 2019, “FOR” the approval, on a non-binding advisory basis, of the Company’s named executive officer compensation, “ONE YEAR” for the approval, on a non-binding advisory basis of the frequency of future advisory votes on executive compensation, and “FOR” the amendment to the Company’s 2008 Performance Incentive Plan.  The matters to be considered during the Annual Meeting are described in further detail in the Notice of Internet Availability of Proxy Materials, the Notice of Annual Meeting of Stockholders and the Proxy Statement.

YOUR VOTE IS VERY IMPORTANT.  We appreciate you taking the time to vote promptly.  After reading the accompanying Proxy Statement, please vote by Internet, telephone or mail at your earliest convenience to ensure that your shares will be represented and voted at the Annual Meeting, even if you cannot attend.  Instructions regarding all methods of voting are provided in the Notice of Internet Availability of Proxy Materials and on the proxy card.  If you decide to attend the Annual Meeting and would prefer to vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.  If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.  YOUR SHARES CANNOT BE VOTED UNLESS YOU VOTE BY INTERNET, TELEPHONE OR MAIL OR AT THE ANNUAL MEETING VIA LIVE AUDIOCAST.

Thank you for your continued support of Willdan. We look forward to your participation in the Annual Meeting.

/s/ Thomas D. Brisbin
Thomas D. Brisbin
Chairman of the Board and Chief Executive Officer

WILLDAN GROUP, INC.

2401 EAST KATELLA AVENUE, SUITE 300

ANAHEIM, CALIFORNIA 92806

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 13, 2019

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Willdan Group, Inc., a Delaware corporation (the “Company”), will be held on Thursday, June 13, 2019 at 10:00 a.m. Pacific Daylight Time. This year’s Annual Meeting will be hosted via live audiocast on the Internet. To participate, vote or submit questions during the annual meeting via live audiocast, please visit: www.meetingcenter.io/282324669.  You will not be able to attend the Annual Meeting in person. The following items of business will be voted on at the Annual Meeting:

(1)

Election of nine members of the Board of Directors, each to serve until our 2020 annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal;

(2)	Ratification of the appointment of Crowe LLP as the independent registered public accounting firm for the Company for the year ending December 27, 2019;

(3)	Approval, on a non-binding advisory basis, the Company’s named executive officer compensation;

(4)	Approval, on a non-binding advisory basis, the frequency of future advisory votes on named executive officer compensation;

(5)	Approval of an amendment to the Company’s 2008 Performance Incentive Plan, including an increase in the number of shares available for grant under the 2008 Performance Incentive Plan; and

(6)	Consider and act upon any other matter that may properly be brought before the Annual Meeting and at any adjournment or postponement thereof.

Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned or postponed.

The Board of Directors has fixed the close of business on Tuesday, April 16, 2019 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.  Only stockholders of record of the Company’s common stock, $0.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 13, 2019:  Our proxy statement is attached.  Our financial and other information is contained in our 2018 Annual Report to Stockholders.  Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet.  You will not receive a printed or emailed copy of the proxy materials unless you specifically request one.  This proxy statement and our 2018 Annual Report to Stockholders, including our Form 10-K for the year ended December 28, 2018, are available free of charge on our website at http://ir.willdangroup.com/financial-information/annual-reports.  If you would like to receive a printed or email copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.  In addition, the Notice of Internet Availability of Proxy Materials provides instructions on how stockholders may request to receive proxy materials for future annual meeting materials in printed or email form.

YOUR VOTE IS VERY IMPORTANT.  Whether or not you plan to attend the Annual Meeting via live audiocast, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure your shares are represented and voted at the Annual Meeting.

Registered holders may vote in advance of the Annual Meeting:

1.	By Internet: go to www.investorvote.com/WLDN;

2.	By toll-free telephone: call 1-800-652-VOTE (8683); or

3.	By mail: mark, sign, date and promptly mail the proxy card when received.

If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares. Any proxy may be revoked by delivery of a later dated proxy or a written notice of revocation or by attending the Annual Meeting via live audiocast and voting your shares at that time.

By Order of the Board of Directors
/s/ Kate M. Nguyen
Kate M. Nguyen
Secretary

Anaheim, California

April 26, 2019

i

WILLDAN GROUP, INC.

2401 EAST KATELLA AVENUE, SUITE 300

ANAHEIM, CALIFORNIA 92806

PROXY STATEMENT

FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 13, 2019

This Proxy Statement is furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Willdan Group, Inc., a Delaware corporation (the “Company”), for use at its 2019 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 13, 2019 at 10:00 a.m. Pacific Daylight Time and at any adjournment or postponement thereof.  This year’s Annual Meeting will be hosted via live audiocast on the Internet.  To participate, vote or submit questions during the annual meeting via live audiocast, please visit: www.meetingcenter.io/282324669. You will not be able to attend the Annual Meeting in person. We first made this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and proxy card available to stockholders on or about April 26, 2019.  The Company’s 2018 Annual Report, including financial statements for the fiscal year ended December 28, 2018, is being made available to stockholders concurrently with this Proxy Statement.  The Annual Report, however, is not part of the proxy solicitation material.

Unless the context requires otherwise, references in this Proxy Statement to “we,” “our,” “us” or the “Company” refer to Willdan Group, Inc. and its consolidated subsidiaries.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Why did I receive only a Notice of Internet Availability?

As permitted by the United States Securities and Exchange Commission (the “SEC”), we are furnishing to our stockholders our Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the year ended December 28, 2018 primarily over the Internet.  On or prior to May 1, 2019, we will mail to each of our stockholders (other than those who previously requested electronic delivery or to whom we are mailing a paper copy of the proxy materials) a Notice of Internet Availability containing instructions on how to access and review the proxy materials via the Internet and how to submit a proxy electronically using the Internet.  The Notice of Internet Availability also contains instructions on how to receive, free of charge, paper or emailed copies of the proxy materials.  If you received the Notice of Internet Availability, you will not receive a paper or emailed copy of the proxy materials unless you request one.

We believe that the delivery options that we have chosen will allow us to provide our stockholders with the proxy materials they need, while lowering the cost of the delivery of the materials and reducing the environmental impact of printing and mailing printed copies.

What items of business will be voted on at the Annual Meeting?

At the Annual Meeting, our stockholders will consider and vote on the following matters:

(1)

Election of nine members of the Board of Directors, each to serve until our 2020 annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal;

(2)	Ratification of the appointment of Crowe LLP as the independent registered public accounting firm for the Company for the year ending December 27, 2019;

(3)	Approval, on a non-binding advisory basis, the Company’s named executive officer compensation;

(4)	Approval, on a non-binding advisory basis, the frequency of future advisory votes on named executive officer compensation; and

(5)	Approval of an amendment to the Company’s 2008 Performance Incentive Plan (the “2008 Plan”), including an increase in the number of shares available for grant under the 2008 Plan.

In addition, our stockholders will transact any other business that properly comes before the meeting. Management of the Company will also respond to any questions from our stockholders.

Who is entitled to vote?

Only holders of record of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at the close of business on the record date, April 16, 2019 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting.  Holders of Common Stock are entitled to cast one vote for each share held by them on each matter to be voted upon.  The Common Stock is the only class of securities of the Company authorized to vote.  Under the Company’s Certificate of Incorporation and applicable law, a stockholder is not entitled to cumulative voting rights in the election of directors. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at our principal executive offices at the address listed above for a period of 10 days prior to the Annual Meeting and during the Annual Meeting.

What is the difference between a “beneficial owner” and a “stockholder of record”?

Whether you are a “beneficial owner” or a “stockholder of record” with respect to your shares depends on how you hold your shares:

•

Beneficial Owners. Most of our stockholders hold their shares through a broker, bank or other nominee (that is, in “street name”) rather than directly in their own names. If you hold shares in street name, you are a “beneficial owner” of those shares, and the Notice of Internet Availability or a complete set of the proxy materials, together with a voting instruction form, will be forwarded to you by your broker, bank or other nominee.

•

Stockholders of Record. If you hold shares directly in your name with our stock transfer agent, Computershare Trust Company, N.A., you are considered the “stockholder of record” with respect to those shares, and the Notice of Internet Availability or a complete set of the proxy materials, together with a proxy card, have been sent directly to you by the Company.

Can I attend the Annual Meeting?

We will be hosting the Annual Meeting on the Internet via live audiocast. You will not be able to attend the Annual Meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.meetingcenter.io/282324669.  Stockholders may vote and ask questions while connected to the Annual Meeting on the Internet. After the Annual Meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of conduct, which will be posted on the website above prior to the Annual Meeting. To the extent time doesn’t allow us to answer all of the appropriately submitted questions, we will answer them in writing on our investor relations website, at http://ir.willdangroup.com, soon after the meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

The Annual Meeting audiocast will begin promptly at 10:00 a.m., Pacific Daylight Time.  We encourage you to access the Meeting audiocast prior to the start time.  Online check-in will begin at 8:00 a.m., Pacific Daylight Time, and you should allow ample time for the check-in procedures.

What do I need in order to be able to participate in the Annual Meeting?

You will need the 15-digit control number included on your Notice of Internet Availability or your proxy card or voting instruction form (if you received a printed copy of the proxy materials) or included in the email to you if you received the proxy materials by email in order to be able to vote your shares or submit questions during the Annual Meeting.  Instructions on how to connect to the Annual Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, are listed on your proxy card.  If you do not have your 15-digit control number, you will be able to access and listen to the Annual Meeting but you will not be able to vote your shares or submit questions during the Annual Meeting.

Why is the Company holding the Annual Meeting virtually?

We are embracing technology to provide expanded access, improved communication, and cost savings for our stockholders and the Company. Hosting a virtual meeting enables increased stockholder attendance and participation since stockholders can participate from any location around the world. In addition, we intend that the virtual meeting format provide stockholders a similar level of transparency to the traditional in-person meeting format and we take steps to ensure such an experience. Our stockholders will be afforded the same opportunities to participate at the virtual Annual Meeting as they would at an in-person annual meeting of stockholders.

What constitutes a quorum?

Representation by presence or by proxy, of holders of at least a majority of shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting.  As of the Record Date, 11,125,663 shares of Common Stock were outstanding and entitled to vote.  Abstentions and “broker non-votes” will count toward the presence of a quorum.

What happens if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, the Annual Meeting may be adjourned to another date or time until a quorum is present.  The date and time of the adjourned meeting will be announced at the meeting when the adjournment is taken, and no other notice will be given unless the adjournment is for more than 30 days or unless after the adjournment a new record date is fixed for the adjourned meeting. Any adjournment of the Annual Meeting can be accessed at the same website listed above and you may vote at any adjournment using your same 15-digit control number.

How do I vote?

Shareholders of Record.  If you are a registered stockholder as of the close of business on the Record Date, you have several ways to vote your shares:

•

Via the Internet.  You may submit a proxy over the Internet at www.investorvote.com/WLDN 24 hours a day, seven days a week.  You will need the 15-digit control number included on your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials).  Proxies submitted through the Internet must be received by 1:00 a.m., Pacific Daylight Time, on June 13, 2019.

•

By Telephone.  You may submit a proxy using a touch-tone telephone by calling toll free 1-800-652-8683, 24 hours a day, seven days a week.  You will need the 15-digit control number included on your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials).  Proxies submitted by telephone must be received by 1:00 a.m., Pacific Daylight Time, on June 13, 2019.

•

By Mail.  If you received printed proxy materials, you may direct how your shares are voted at the Annual Meeting by completing, signing, and dating each proxy card received and returning it in the prepaid envelope.  Sign your name exactly as it appears on the proxy card.  Proxy cards submitted by mail must be received no later than June 12, 2019 to be voted at the Annual Meeting.

•

During the Annual Meeting.   Instructions on how to vote while participating in the Annual Meeting live via the Internet are listed on your proxy card.  Each stockholder of record may designate one person to represent his or her shares at the Annual Meeting. If multiple representatives request access on behalf of the same stockholder, the first person to register for the Annual Meeting with the appropriate 15-digit control number will be allowed to participate in the Annual meeting.

Beneficial Owners.  If your stock is held by a broker, bank or other nominee (in “street name”), you should have received a Notice of Internet Availability or voting instruction form from the broker, bank or other nominee holding your shares.  You should follow the instructions in the Notice of Internet Availability or voting instruction form in order to instruct your broker, bank or other nominee on how to vote your shares.  The availability of telephone and Internet voting will depend on the voting process of the broker, bank or nominee.  Each beneficial stockholder, including institutional holders, may designate one person to represent his or her shares at the meeting. If multiple representatives request access on behalf of the same stockholder, the first person to register for the Annual Meeting with appropriate 15- digit control number and proper delegation of voting authority will be allowed to participate in the meeting.

What is the deadline for voting my shares?

If you are a stockholder of record, your proxy must be received by telephone or the Internet by 1:00 a.m. Pacific Daylight time on June 13, 2019 in order for your shares to be voted at the Annual Meeting.  However, if you are a stockholder of record and you received a copy of the proxy materials by mail, you may instead mark, sign, date and return the proxy card you received in the accompanying prepaid and addressed envelope so that it is received by us no later than June 12, 2019 in order for your shares to be voted at the Annual Meeting.  If you hold your shares in street name, please provide your voting instructions by the deadline specified by the bank, broker or other nominee who holds your shares.

Can I revoke or change my vote after I submit my proxy?

Yes.  Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised as follows:

Stockholders of Record. If you are a stockholder of record, you may change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:

•	delivering a duly executed proxy bearing a later date;

•	submitting a later-dated vote by telephone or via the Internet – only your latest Internet or telephone proxy received by 1:00 a.m. Pacific Daylight time on June 13, 2019, will be counted;

•	delivering a written revocation to the Secretary of the Company at the address of the Company set forth above before the Annual Meeting; or

•

attending the Annual Meeting live via audiocast and voting your shares electronically at the Annual Meeting.  Any stockholder of record as of the Record Date attending the Annual Meeting may vote, his or her shares electronically at the Annual Meeting, whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

Beneficial Owners.  If you are a beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions for revoking or changing your vote.

If I return my proxy card or voting instruction form without specifying voting instructions on it, how will my shares be voted?

Stockholders of Record. Unless you give other instructions on your proxy, the persons named as proxy holders on the proxy will vote in accordance with the recommendations of the Company’s Board.  The Board’s recommendations are set forth together with the description of each matter in this Proxy Statement.  In summary, the Board unanimously recommends a vote:  “FOR” election of each of the nine nominees for director, “FOR” ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the  fiscal year ending December 27, 2019, “FOR” the approval, on a non-binding advisory basis, of the Company’s named executive officer compensation,  “FOR” the approval, on a non-binding advisory basis, of the frequency of future advisory votes on named executive officer compensation, and “FOR” an amendment to the Company’s 2008 Performance Incentive Plan, including an increase in the number of shares available for grant under the Plan.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, at the discretion of the proxy holders.

Beneficial Owners. If you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters.

However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder.  Proposal No. 2 (ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ended December 27, 2019) is considered routine under applicable rules of the New York Stock Exchange, while each of the other items to be submitted for a vote of stockholders at the Annual Meeting is considered non-routine.  Accordingly, if you hold your shares of Common Stock in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote on Proposal No. 2 at the Annual Meeting, but will not be permitted to vote your shares on any of the other proposals at the Annual Meeting.  If your broker exercises this discretion, your shares will be voted on Proposal No. 2 in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of the other items to be submitted for a vote of stockholders at the Annual Meeting.

What vote is required to approve each proposal and what effect do votes withheld, abstentions and broker non-votes have?

Election of Directors (Proposal No. 1).  Once a quorum has been established, pursuant to our Amended and Restated Bylaws (the “Bylaws”), the affirmative vote of a plurality of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required for the election of each director nominee, meaning that the persons receiving the highest number of FOR votes, up to the total number of directors to be elected at the Annual Meeting, will be elected.  Stockholders are not permitted to cumulate their shares for the purpose of electing directors.    For purposes of Proposal No. 1 (election of directors), you may vote “FOR” any or all of the nominees or “WITHHOLD” your vote from any or all of the nominees. Shares voted WITHHOLD and broker non-votes will not be counted in determining the outcome of the director nominees’ election.

Other Items (Proposal Nos. 2,  3,  4 and 5).  Once a quorum has been established, pursuant to our Bylaws, approval of each of the other items to be submitted for a vote of stockholders at the Annual Meeting requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on such proposal.  Notwithstanding this vote standard required by our Bylaws, Proposal No. 2 (ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ended December 27, 2019),  Proposal No. 3 (approval, on a non-binding advisory basis, of named executive officer compensation) and Proposal No. 4 (approval, on a non-binding advisory basis, of the frequency of future advisory votes on named executive officer compensation) are advisory only and are not binding on us.  Our Board will consider the outcome of the vote on each of these items in considering what action, if any, should be taken in response to the vote by stockholders.

For purposes of Proposal No. 2 (ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ended December 27, 2019), Proposal No. 3 (approval, on a non-binding advisory basis, of named executive officer compensation), and Proposal No. 5 (approval of the amendment to the 2008 Plan) you may vote “FOR,” “AGAINST” or “ABSTAIN.” For purposes of Proposal No. 4 (approval, on a non-binding advisory basis, of the frequency of future advisory votes on named executive officer compensation) you may vote “1 YEAR,” “2 YEARS,” “3 YEARS” or “ABSTAIN.” If no frequency option receives the majority approval required at the Annual Meeting, our Board of Directors will consider the option receiving the highest number of votes as the preferred frequency option of our stockholders.

In each of Proposal Nos. 2, 3, 4 and 5, abstentions will have the same effect of a vote “AGAINST” such proposal.  If you hold your shares of Common Stock in street name through a brokerage account and you do not instruct your nominee how to vote your shares, your nominee nonetheless will have the authority, but is not required, to vote your shares on Proposal No. 2, but will not be permitted to vote your shares on any of the other proposals at the Annual Meeting. If your nominee exercises this discretion, your shares will be voted on Proposal No. 2 in the manner directed by your nominee, but your shares will constitute broker non-votes on Proposal Nos. 1, 3, 4 and 5, and will not be counted in determining the outcome of those items.

Who tabulates the votes?

Stockholder votes will be tabulated by Computershare Trust Company, N.A., as inspector of election for the Annual Meeting.

Could other matters be decided at the meeting?

It is not anticipated that any matter, other than those set forth in this Proxy Statement, will be presented at the Annual Meeting.  If other matters are presented, proxies will be voted by the proxy holders in accordance with the recommendation of the Board or, if no recommendation is given, in the discretion of the proxy holders.

What happens if I experience technical difficulties during the Annual Meeting?

If you encounter any difficulties accessing the audiocast of the Annual Meeting, including any difficulties with your 15-digit control number or submitting questions, please call toll-free 1-800-962-4284 for assistance. Technicians will be ready to assist you beginning at 8:00 a.m. Pacific Daylight Time with any difficulties.

What happens if Willdan experiences technical difficulties during the Annual Meeting?

If we experience technical difficulties at the meeting and are not able to resolve them within a reasonable amount of time, we will adjourn the Annual Meeting to a later date and will provide notice of the date and time of such adjourned meeting at the website listed above. For additional information on how you can attend any postponement or adjournment of the Annual Meeting “—What happens if the Annual Meeting is postponed or adjourned” below.

What happens if the Annual Meeting is postponed or adjourned?

Any adjournment of the Annual Meeting can be accessed at the same website listed above and you may vote at any postponement or adjournment using your same 15-digit control number. In addition, your proxy may be voted at the postponed or adjourned Annual Meeting.  You will still be able to change your proxy until it is voted.

How can I receive a copy of the Annual Report?

We will mail you, without charge, a copy of our annual report on Form 10-K for the fiscal year ended December 28, 2018, including the consolidated financial statements, schedules and list of exhibits, upon written request.  Requests should be sent to:  Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, California 92806, ATTN:  Investor Relations.  The annual report on Form 10-K is also available at www.willdan.com under “Investors— SEC Filings.”

Who pays for the proxy solicitation, and how will the Company solicit votes?

Willdan will pay all costs associated with the solicitation of proxies. We also will reimburse any costs incurred by brokers, banks and other nominees to forward proxy solicitation materials to beneficial owners.  Proxies may be solicited by us on behalf of our board of directors in person or by mail, telephone, facsimile or email.  We have not retained any firm to assist with the solicitation of proxies.

Where can I find the voting results of the Annual Meeting?

Our intention is to announce the preliminary voting results at the Annual Meeting and to publish the final results within four business days after the Annual Meeting on a Current Report on Form 8-K to be filed with the SEC, which we will make available on our website at www.willdan.com under “Investors—SEC Filings.”  The information on our website is not a part of this Proxy Statement.

Proposal 1:

ELECTION OF DIRECTORS

The Bylaws currently provide that the Board of Directors (the “Board”) consist of nine directors, each to be elected on an annual basis, until changed by the Board.  The Board has nominated Thomas D. Brisbin, Keith W. Renken, Steven A. Cohen, Robert Conway, Debra Coy, Raymond W. Holdsworth, Douglas J. McEachern, Dennis V. McGinn and Mohammad Shahidehpour to serve as directors of the Company (each a “Nominee” and collectively, the “Nominees”).  All of the Nominees are currently serving as directors. Each of the Nominees, if re-elected at the Annual Meeting, will hold office until the 2020 annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier resignation or removal. Proxies may only be voted for the Nominees for election at the Annual Meeting.

Each Nominee has consented to be nominated and to serve if elected.  We have no reason to believe that any of the nominees will be unavailable for election or unable to serve if elected. However, if any Nominee is unavailable for election or unable to serve, the proxy holders may vote for another person nominated by the Board or the Board may amend the Bylaws to reduce the number of directors to be elected at the Annual Meeting.

Information Regarding Nominees

The following table and biographical descriptions set forth certain information with respect to the Nominees.  Unless otherwise specified, each Nominee has continuously served as a director of the Company since he or she was previously elected or appointed, based on information furnished to the Company by each Nominee.  The following information is as of April 26, 2019, unless otherwise specified.

Name	Age	Director Since	Positions Held with the Company (other than Director)
Thomas D. Brisbin	66	2007	Chairman and Chief Executive Officer
Keith W. Renken	84	2006	Lead Independent Director
Steven A. Cohen	65	2015
Robert Conway	64	2019
Debra Coy	61	2018
Raymond W. Holdsworth	76	2009
Douglas J. McEachern	67	2009
Dennis V. McGinn	73	2017
Mohammad Shahidehpour	63	2015

The Company believes that the members of its Board should have a range of skills, experience, diversity and expertise that enables the Board to provide sound guidance with respect to the Company’s operations and interests.  When considering a director candidate, the Board looks at the current composition of the Board and the evolving needs of the Company, in addition to such candidate’s background and accomplishments.  The Nominating and Governance Committee identifies new candidates for election to the Board, reviews their qualifications, skills, experience and other characteristics and recommends nominees for director to the Board for approval.

The Board seeks directors with strong reputations and experience in areas relevant to the strategy and operations of the Company’s businesses, particularly in energy efficiency, engineering, consulting and finance.  All of the Nominees hold or have held senior executive positions in large, complex organizations and have operating experience that meets these objectives, as described below.  In these positions, they have gained experience in core management skills, strategic and financial planning, public company financial reporting, corporate governance, risk management and leadership development.  Additionally, a number of our directors have experience serving on the boards of directors of other public companies, which the Company believes increases their knowledge of effective corporate governance.

The Board also believes that each of the Nominees and current directors has other key attributes that are important to an effective board, including integrity and demonstrated high ethical standards, sound judgment, analytical skills, the ability to engage management and each other in a constructive and collaborative fashion, diversity of background, experience and thought and the commitment to devote significant time and energy to serve on the Board and its Committees.  The following biographies provide further qualifications, attributes and other information with respect to the Nominees.

Thomas D. Brisbin has served as our Chairman of the Board since November 2016, a member of the Board since 2007 and as our Chief Executive Officer since 2007.  Dr. Brisbin also served as our President from April 2007 to November 2016.  Dr. Brisbin previously was vice president of and consultant for AECOM Technology Corporation, or AECOM, a company focused on infrastructure, environment and facilities engineering contracts, from spring 2004 until he joined us.  Prior to joining AECOM, Dr. Brisbin was chief operating officer and executive vice president of Tetra Tech, Inc., or Tetra Tech, a leading provider of consulting, engineering and technical services, for five years.  Prior to that, he was employed by Planning Research Corporation, or PRC, a systems analysis and management consulting company and wholly-owned subsidiary of The Black & Decker Corporation, from 1978 to 1995 and was co-founder and President of PRC Environmental Management, Inc.  During his tenure at PRC, he was involved in all aspects of operations, marketing and finance.  Before joining PRC, he was a research associate at Argonne National Laboratory.  He has also served as an adjunct professor at the Illinois Institute of Technology.  Dr. Brisbin holds a B.S. degree from Northern Illinois University and a Ph.D. in Environmental Engineering from Illinois Institute of Technology.  He also completed Harvard Business School’s Advanced Management Program in 1988.  Dr. Brisbin, as our current Chairman of the Board and Chief Executive Officer and our prior President, brings his in-depth knowledge of the day-to-day operations of the Company and its industry to the Board, providing valuable insight to the Board as it reviews our operations, growth and financial prospects.  In addition, we believe that his experience as an executive officer at Tetra Tech, a publicly traded engineering and consulting company, benefits our Board by increasing his knowledge of our industry and effective public company corporate governance.

Keith W. Renken joined our Board in 2006, and serves as our Lead Independent Director and is a member of our Audit Committee. Mr. Renken retired in 1992 as Senior Partner and Chairman, Executive Committee of Southern California, for the public accounting firm Deloitte & Touche. From 1992 through 2006, he was an adjunct professor (executive in residence) in the Marshall School of Business at the University of Southern California. He is currently the Managing Partner of Renken Enterprises, a family business providing consulting services to growing companies and real estate operations. Mr. Renken formerly served on the Board of Directors and Audit Committees of two other publicly held companies, East West Bancorp, Inc., from 2000 to 2018, and Limoneira Company, an integrated agribusiness, from 2009 to 2015.and one investment management company, Whittier Trust Company, since September 2006. He also served on East West Bancorp, Inc.’s compensation committee. Mr. Renken was also a member of the Board of Directors of 21st Century Insurance Group from 2002 until 2007, and he serves on the boards of directors and/or audit committees of several other private companies and non-profit organizations. Mr. Renken is a Certified Public Accountant in California (inactive). He received a B.S. in Business Administration in 1957 from the University of Arizona and an M.S. in Business Administration from the University of Arizona in 1959.

Steven A. Cohen joined our Board in 2015, and serves as the chairperson of our Strategy, Mergers and Acquisitions Committee and is a member of our Nominating and Governance Committee.  He is the Senior Vice Dean and COO of the School of Professsional Studies at Columbia University. The School of Professional Studies has almost 3,000 full-time students, 200 full-time administrative staff and an annual budget of $200 million. He also directs the School’s Master of Sustainability Management Program. Dr. Cohen is also a Professor in the Practice of Public Affairs at Columbia’s School of International and Public Affairs and Director of its Master of Public Administration Program in Environmental Science and Policy.  From 1985 to 1998, he served as Director of Columbia’s Graduate Program in Public Policy and Administration.  Dr. Cohen began his career at Columbia in 1981 after working as a policy analyst for the U.S. Environmental Protection Agency for two years.  Over the past three decades, he has served at different times as a consultant to the U.S. Environmental Protection Agency, the most recent being from 2005 to 2010.  From 2001 to 2004, he also served on the United States Environmental Protection Agency’s Advisory Council on Environmental Policy and Technology.  Throughout his career, Dr. Cohen has written numerous articles on public management innovation, sustainability and environmental management.  He received a B.A. in Political Science from Franklin College of Indiana in 1974, an M.A. in Political Science from State University of New York at Buffalo in 1977 and a Ph.D. in Political Science with a concentration in environmental policy and management from State University of New York at Buffalo in 1979.  We believe Dr. Cohen’s extensive background in government policy and environmental sciences, as well as his substantial knowledge of our company through his prior service as a senior advisor to Willdan Energy Solutions, provides our board strategic insight to shape our growth strategy.

Robert Conway joined our Board in April 2019, and serves as a member of our Audit Committee and our Strategy, Mergers, and Acquisitions Committee. Mr. Conway, 64, began his career as an auditor at KPMG LLP

(“KPMG”) in 1978 and served as an Audit Partner at KPMG from 1987 to 2005. Mr. Conway retired from KPMG in 2005 to join the Public Company Accounting Oversight Board (“PCAOB”) as an Associate Director. In 2007, Mr. Conway was promoted to Regional Associate Director with leadership responsibilities for the PCAOB’s offices in Irvine and Los Angeles. Throughout his nine year tenure at the PCAOB, Mr. Conway led inspections of audits. During 2014 and 2015, Mr. Conway worked as an independent consultant on complex technical accounting matters, wrote various papers on audit quality, and lectured at the Merage School of Business at the University of California, Irvine. In 2015, Mr. Conway became the Professional Practice Director at CNM LLP, a technical accounting advisory firm, where he assisted public company clients with the application of generally accepted accounting principles and compliance with the Sarbanes-Oxley requirements applicable to internal controls over financial reporting. Mr. Conway has an active CPA license and is a member of the American Institute of Certified Public Accountants. Mr. Conway received a B.S. in Engineering in 1976 from Stanford University and an M.B.A in 1978 from the Tuck School of Business at Dartmouth College. We believe that Mr. Conway’s audit experience at KPMG, inspection experience at the PCAOB, and his Professional Practice Director responsibilities at CNM LLP make him an important contributor to our Board and its committees.

Debra Coy joined our Board in March 2018,  and serves as a member of our Audit Committee and Strategy, Mergers and Acquisitions Committee.  Ms. Coy is a partner with XPV Water Partners, a water-focused growth equity fund in North America, with primary responsibility for managing the firm’s external strategic relationships.  Prior to becoming a partner in 2015, Ms. Coy served as an advisor to XPV Water Partners since 2010.  Ms. Coy served as Non-Executive Director for Headworks International Inc., a wastewater treatment technology firm, from 2013 until 2016.  From 2010 to 2015, Ms. Coy was a principal with Svanda & Coy Consulting, providing strategic advisory services for water and infrastructure investors, corporations and municipal utilities.  Prior to 2010, Ms. Coy worked on Wall Street as an equity research analyst for more than 20 years, developing expertise in covering the global water sector.  During this time, Ms. Coy served as the Managing Director leading coverage of the water sector for Janney Montgomery Scott’s Capital Markets group and held senior equity research roles with the Stanford Washington Research Group, Schwab Capital Markets, HSBC Securities and National Westminster Bank.  Ms. Coy currently sits on the board of directors of the public company, Global Water Resources, Inc., and will stand for re-election on May 9, 2019.  Ms. Coy was also appointed to the board of directors and as a member of the audit committee of AquaVenture Holdings Limited in February 2019 and will stand for reelection in 2020.  Ms. Coy received a B.A. in English and Journalism from Southern Adventist University in Tennessee and an M.A. in Journalism from the University of Maryland.  We believe that Ms. Coy’s extensive background in investing, equity research and infrastructure policy will provide the board with valuable insight as we execute our growth and capital markets strategies.

Raymond W. Holdsworth joined our Board in 2009, and serves as the chairperson of our Compensation Committee and is a member of our Strategy, Mergers and Acquisitions Committee.  Mr. Holdsworth previously served as Vice Chairman of Corporate Development for AECOM from October 2005 through March 2009.  Mr. Holdsworth joined AECOM in 1992 and held a number of positions, including President, before being named Vice Chairman in 2005.  During his tenure at AECOM, he led a variety of outreach, growth and diversification activities.  Mr. Holdsworth began his career at Peat Marwick Mitchell and worked in California’s Office of Transportation Planning and Research.  He has also held senior management positions, including president, with DMJM, an engineering/architectural firm in the transportation and infrastructure industry.  He worked for International Technology Corp. and Parsons Brinckerhoff Quade & Douglas Inc., a company that provides strategic consulting, planning, engineering and program and construction management services relating to infrastructure.  Mr. Holdsworth received a B.A. in English in 1964 from Lake Forest College and an M.B.A. in 1969 from the University of Pennsylvania, Wharton School of Business.  He is a director of the California Chamber of Commerce and the Los Angeles Economic Development Corporation and a former Vice Chairman of the Civil Engineering Research Foundation/International Institute.  As a past trustee of the California State University system, he chaired the Audit committee for three consecutive years.  We believe that Mr. Holdsworth’s background in engineering and experience as the Vice Chairman of Corporate Development for AECOM during the time when it became a public company provides useful insight to the Board with regard to our growth strategy and strategic initiatives.

Douglas J. McEachern joined our Board in 2009, and serves as the chairperson of our Audit Committee and is a member of our Compensation Committee.  He was an Audit Partner at Deloitte & Touche, LLP, or Deloitte, from August 1985 until May 2009.  Mr. McEachern was a staff member and manager at Deloitte’s predecessor, Touche Ross & Co., from 1976 to 1983.  From 1983 to 1985, he was the Professional Accounting Fellow with the Federal Home Loan Bank Board in Washington D.C. Mr. McEachern was Chairman of the Board of Directors of Community Bank in Pasadena, California and a member of its Nominating and Governance and Audit Committees until his resignation in October 2015.  In addition, Mr. McEachern joined the Board of Directors of Reading International in May 2012 and is chairman of its Audit and Conflicts Committee.  He was a member of the Finance Committee and Board of Directors of the Methodist Hospital of Arcadia Foundation until his retirement in December 2017.  Mr. McEachern was an auditing and accountancy instructor at Claremont McKenna College until his retirement in December 2015, and he has taught accounting at California State Polytechnic University at Pomona.  Additionally, Mr. McEachern is a member of the American Institute of Certified Public Accountants, or AICPA.  Mr. McEachern received a B.S. in Business Administration in 1974 from the University of California, Berkeley and an M.B.A. in 1976 from the University of Southern California.  We believe that Mr. McEachern’s significant audit experience at Deloitte makes him an important contributor to our Board and its committees, including the Audit Committee.

Vice Admiral Dennis V. McGinn, Ret. joined our Board in 2017, and serves as a member of our Strategy, Mergers and Acquisitions Committee and Nominating and Governance Committee.  He served as Assistant Secretary of the Navy for Energy, Installations and Environment from September 2013 until January 2017.  In this role, Vice Admiral McGinn, Ret., led the transformation of naval installations toward greater resiliency though energy efficiency, microgrids and other technologies.  Previously, Vice Admiral McGinn, Ret., served in the United States Navy for 35 years attaining the rank of Vice Admiral.  Vice Admiral McGinn, Ret., served as Deputy Chief of Naval Operations for Warfare Requirements and Programs, overseeing the development of future Navy capabilities, and previously commanded the United States Third Fleet.  While in the Navy, he served as a naval aviator, test pilot, aircraft carrier commanding officer and national security strategist.  Vice Admiral McGinn, Ret., is a former President of the American Council on Renewable Energy (ACORE) where he led efforts to communicate the economic, security and environmental benefits of renewable energy.  Vice Admiral McGinn, Ret., is also a past member of the Steering Committee of the Energy Future Coalition, the United States Energy Security Council and the Bipartisan Center Energy Board and the past Co-Chairman of the CNA Military Advisory Board.  He has also been an International Senior Fellow at the Rocky Mountain Institute.  Vice Admiral McGinn, Ret., holds a BS in Naval Engineering from the U.S. Naval Academy.  Vice Admiral McGinn, Ret., was also a participant in the National Security Program at Harvard University’s Kennedy School of Government.  We believe that Vice Admiral McGinn, Ret.’s background in the energy and engineering fields, as well as his extensive government and military experience, make him an important contributor to our Board.

Mohammad Shahidehpour joined our Board in 2015, and serves as the chairperson of our Nominating and Governance Committee and is a member of our Compensation Committee and Strategy, Mergers and Acquisitions Committee.  He is the Bodine Chair Professor in the Electrical and Computer Engineering Department at the Illinois Institute of Technology (IIT) in Chicago, where he also serves as Director of the Robert W. Galvin Center for Electricity Innovation.  He has been a faculty member at IIT since 1983 and is a recipient of IIT’s Excellence in Teaching Award.  Dr. Shahidehpour is the author of six books and 400 technical papers on electric power systems and has been awarded over $50 million in federal research and development grants on electricity grid modernization issues.  Dr. Shahidehpour is the founding chair of the Institute of Electrical and Electronics Engineers (IEEE) Great Lakes Symposium on Smart Grid and the New Energy Economy.  He has served as Editor-in-Chief of the IEEE Transactions on Smart Grid journal since 2009.  Dr. Shahidehpour is an IEEE Distinguished Lecturer and has delivered over 100 invited lectures in several countries on electricity restructuring and smart grid issues.  He has been a keynote speaker in 20 International Conferences since 2007 and counseled governments on electricity grid modernization bills throughout the world.  Dr. Shahidehpour received a B.S. in Electrical Engineering 1977 from Iran’s Sharif University of Technology, an M.S. in Electrical Engineering in 1978 and a Ph.D. in 1981 from University of Missouri.  We believe that Dr. Shahidehpour’s more than 35 years of work with government agencies and electric power companies provides the board valuable insight to guide our growth strategy and strategic vision.

Vote Required for Election of Each Nominee

Election of each Nominee requires the affirmative vote of a plurality of all of the votes cast for the election of directors at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.  PROXIES RECEIVED WILL BE VOTED “FOR” EACH OF THE NOMINEES UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXY.

Proposal 2:

RATIFICATION OF THE APPOINTMENT OF CROWE LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Crowe LLP served as the Company’s independent registered public accountants during the fiscal year ended December 28, 2018 and, in that capacity, audited the Company’s consolidated financial statements for the fiscal year ended December 28, 2018.  Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request approval by the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on the proposal at the Annual Meeting of the appointment of Crowe LLP as the Company’s independent registered public accountants for the fiscal year ending December 27, 2019.  If stockholders do not ratify this appointment, the Audit Committee will reconsider whether or not to retain Crowe LLP, and may decide to retain them notwithstanding the vote.  Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. A representative of Crowe LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions from stockholders.

Change in Independent Registered Public Accounting Firm

KPMG served as the Company’s independent registered public accounting firm for fiscal year 2017 and continued to serve until the Company first engaged Crowe LLP as its independent registered public accounting firm on July 11, 2018, which was the same day that the audit committee approved the dismissal of KPMG as the Company’s independent registered public accounting firm.

The reports of KPMG on the Company’s consolidated financial statements for the fiscal years ended December 29, 2017 and December 30, 2016 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal years ended December 30, 2016 and December 29, 2017, and the interim period from December 30, 2017 through and including July 11, 2018, the date of KPMG’s dismissal, (i) there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for such years or any subsequent interim period through the date of dismissal, and (ii) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

In accordance with Item 304(a)(3) of Regulation S-K, the Company previously provided KPMG with a copy of the above disclosures and requested that KPMG provide the Company with a letter addressed to the SEC stating whether or not it agreed with the statements made above. A copy of such letter is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 17, 2018.

Audit and Other Fees

Crowe LLP and KPMG

The following is a summary of the fees billed to us by Crowe LLP and KPMG for professional services for the fiscal years ended December 28, 2018 and December 29, 2017.

Fee Category	Crowe 2018	KPMG 2018	KPMG 2017
Audit Fees	$632,650	$97,650	$1,106,000
Audit-Related Fees	—	—	6,780
Tax Fees	—	—	—
All Other Fees	77,400	210,000	—
Total Fees	$710,050	$307,650	$1,112,780

Audit Fees.  Fees for audit services provided by Crowe LLP for fiscal 2018 consisted of professional services for the annual audit of our consolidated financial statements and for review of our interim condensed consolidated financial statements including quarterly reports. Fees for audit services provided by KPMG consisted of professional services for the annual audit of our fiscal 2017 consolidated financial statements and for review of our fiscal 2017 and fisrt quarter of fiscal 2018 interim condensed consolidated financial statements including quarterly reports.

Audit-Related Fees.  Fees for audit-related services provided by KPMG for fiscal 2017 consisted of professional services reasonably related to the performance of the audit of our consolidated financial statements or review of our interim condensed consolidated financial statements including quarterly reports and are not reported as audit fees.

All Other Fees.  Fees paid for any other services provided by Crowe LLP and KPMG for fiscal 2018 consisted of professional services reasonably related to the Company’s acquisition of Lime Energy Co. and the Company’s equity offering in October 2018. There were no fees paid for any other services not described above in fiscal 2017.

The Company has been advised by Crowe LLP that neither Crowe LLP nor any member of Crowe LLP has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries. The Company has been advised by KPMG that neither KPMG nor any member of KPMG has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

Audit Committee Pre-Approval Policy

Consistent with SEC policies regarding independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the Company’s independent registered public accounting firm.  In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, including audit services, audit-related services, tax services and other services.  In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget.  During the year, circumstances may arise when it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories.  In those instances, the Audit Committee requires specific pre-approval before engaging the Company’s independent registered public accounting firm.  The Audit Committee may delegate pre-approval authority to one or more of its members.  The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next regularly scheduled meeting.

The Audit Committee has considered whether provision of the services described under “Crowe LLP—Audit and Other Fees—Audit-Related Fees” above is compatible with maintaining the Company’s independent public accounting firm’s independence and has determined that such services have not adversely affected Crowe LLP’s independence.  All of the services described in the table above under “Audit-Related Fees” and “All Other Fees” for fiscal year 2017 and fiscal year 2018 were pre-approved by the Audit Committee.

Vote Required for Ratification of the Appointment of Crowe LLP as the Company’s Independent Registered Public Accounting Firm

Ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 27, 2019, requires the affirmative vote of a majority of all the votes cast on the matter at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 27, 2019.  PROXIES RECEIVED WILL BE VOTED “FOR” RATIFICATION UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXY.

PROPOSAL 3:

APPROVAL, ON A  NON-BINDING ADVISORY BASIS, OF NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which was amended pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), we are asking stockholders to approve a non-binding advisory resolution approving our executive compensation as reported in this Proxy Statement.

Our executive compensation decisions are made in the context of our executive compensation plan statement.

Under our executive compensation plan statement, our executive compensation philosophy is to:

➢	Align the interests of our executives with those of the stockholders;

➢	Attract, motivate, reward and retain the top contributors upon whom, in large part, our success depends;

➢	Be competitive with compensation programs for companies of similar size and complexity with whom we compete for talent, including direct competitors;

➢	Provide compensation based upon the short-term and long-term performance of both the individual executive and the Company; and

➢	Strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is dependent upon the successful achievement of specified corporate and individual goals.

We urge stockholders to read the “Executive Compensation” section beginning on page 36 of this Proxy Statement, including the “Compensation Discussion and Analysis” section, which describes in more detail our executive compensation plan statement and the key elements of our executive compensation program.  The Compensation Committee and the Board believe that our executive compensation program is appropriately designed to achieve the objectives of our executive compensation philosophy.

We are asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers set forth under “Executive Compensation,” including the Compensation Discussion and Analysis, Summary Compensation Table and the related compensation tables and narratives in the Proxy Statement for the 2019 Annual Meeting of Stockholders.

This vote is an advisory vote only and will not be binding on us, our Board or the Compensation Committee and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board or the Compensation Committee.  However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

The Company’s current policy is to provide stockholders with an opportunity to approve the compensation of the Named Executive Officers each year at the annual meeting of stockholders.  It is expected that the next such vote will occur at the 2020 Annual Meeting of Stockholders.

Vote Required for Approval of the Non-Binding Advisory Resolution Approving Executive Compensation

Approval of the non-binding advisory resolution approving our executive compensation requires the affirmative vote of a majority of all the votes cast on the matter at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION.  PROXIES RECEIVED WILL BE VOTED “FOR” APPROVAL UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXY.

proposal 4:

Approval, ON a NON-BINDING ADVISORY basis, of the frequency of future ADVISORY VOTES ON named EXECUTIVE officer COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are asking stockholders to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers. By voting with respect to this Proposal No. 4, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Stockholders also may, if they wish, abstain from voting on this proposal.

After careful consideration, the Board currently believes that advisory votes on executive compensation should continue to be conducted every year so that stockholders may annually express their views on our executive compensation program.

We recognize that stockholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our stockholders as to their preferences on the frequency of future advisory votes on executive compensation.

This vote is advisory and not binding on us or the Board. However, the Board and the Nominating amd Governance Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation. The Board may decide that it is in the best interests of stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by stockholders.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board.

Vote Required for Approval of the Non-Binding Advisory Resolution Approving the Frequency of Executive Compensation Advisory Votes

Approval of the non-binding advisory resolution approving the frequency of our executive compensation advisory votes requires the affirmative vote of a majority of all the votes cast on the matter at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE OF “ONE YEAR” AS THE FREQUENCY FOR FUTURE ADVISORY VOTES ON THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION.  PROXIES RECEIVED WILL BE VOTED “ONE YEAR” APPROVAL UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXY.

proposal 5:

AMENDMENT TO 2008 PERFORMANCE INCENTIVE PLAN

General

The Company’s long-term incentive compensation program is implemented under the Willdan Group, Inc. 2008 Performance Incentive Plan (the “2008 Plan”).  The 2008 Plan emphasizes achievement of long-term performance and stockholder value creation.

On April 18, 2019, the Company’s Board of Directors approved amending and restating the 2008 Plan, subject to approval by our stockholders.  At the Annual Meeting, our stockholders will be asked to approve the following amendments set forth in the amended and restated 2008 Plan:

•

Increase in Aggregate Share Limits.  The 2008 Plan currently limits the aggregate number of shares of Common Stock that may be delivered pursuant to all awards granted under the 2008 Plan to 2,711,167 shares (plus shares subject to options granted under the Willdan Group, Inc. 2006 Stock Incentive Plan (the “2006 Plan”) which expire or are cancelled or terminated).  The proposed amendments would increase this limit by an additional 955,000 shares so that the new aggregate share limit for the 2008 Plan would be 3,666,167 shares (plus shares subject to options granted under the 2006 Plan which expire or are cancelled or terminated).  The proposed amendments would also increase the limit on the number of shares that may be delivered pursuant to “incentive stock options” granted under the 2008 Plan by 950,000 shares for a new limit of 3,925,000 incentive stock options.  For purposes of clarity, any shares that are delivered pursuant to incentive stock options also count against (and are not in addition to) the aggregate 2008 Plan share limit described above.

•

Extension of Plan Term.  The 2008 Plan is currently scheduled to expire on April 17, 2027.  The proposed amendments provide for the term of the 2008 Plan to be extended until April 18, 2029 ten years from the date the plan was approved by the Board.

As of March 29, 2019, a total of 1,499,756 shares of the Company’s Common Stock were then subject to outstanding awards granted under the 2008 Plan, and there were then 48,747 available shares for new award grants under the 2008 Plan.  The proposed amendments would increase the reserved shares under the plan by 955,000 shares.  Based solely on the closing price of the Company’s common stock as reported by the NASDAQ Stock Market on March 29, 2019, the maximum aggregate market value of the additional 955,000 new shares that could be issued under the 2008 Plan is $34,401,850.

The Company believes that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the Company, and that incentive compensation plans like the 2008 Plan are an important attraction, retention and motivation tool for participants in the plan.  The Board believes that the number of shares currently available under the 2008 Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives.  The Board believes that the additional shares give the Company greater flexibility to structure future incentives and better attract, retain, and award key employees.

If stockholders do not approve this 2008 Plan proposal, the current share limits under the 2008 Plan will continue in effect and the 2008 Plan term will not be extended.

Summary Description of the 2008 Performance Incentive Plan

The principal terms of the 2008 Plan are summarized below.  The following summary is qualified in its entirety by the full text of the 2008 Plan, which appears as Exhibit A to this Proxy Statement.

Purpose.  The purpose of the 2008 Plan is to promote the success of the Company and to increase stockholder value by providing an additional means for us to attract, motivate, retain and reward selected employees and other eligible persons through the grant of awards.  Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

Administration.  Our Board or one or more committees appointed by our Board will administer the 2008 Plan.  Our Board of Directors has delegated general administrative authority for the 2008 Plan to the Compensation Committee.  A committee may delegate some or all of its authority with respect to the 2008 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company.  (The appropriate acting body, be it the Board of Directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator”).

The Administrator has broad authority under the 2008 Plan, including, without limitation, the authority:

•	to select eligible participants and determine the type(s) of award(s) that they are to receive;

•

to grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;

•

to determine any applicable vesting and exercise conditions for awards (including any applicable performance-based targets) and the extent to which such conditions have been satisfied, or determine that no delayed vesting or exercise is required (subject to the minimum vesting requirement described below), and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•	to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•	subject to the other provisions of the 2008 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

•

to determine the method of payment of any purchase price for an award or shares of the Company’s common stock delivered under the 2008 Plan, as well as any tax-related items with respect to an award, which may be in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law;

•

to modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions that the Administrator deems necessary or advisable to comply with laws in the countries where the Company or one of its subsidiaries operates or where one or more eligible participants reside or provide services;

•	to approve the form of any award agreements used under the 2008 Plan; and

•	to construe and interpret the 2008 Plan, make rules for the administration of the 2008 Plan, and make all other determinations necessary or advisable for the administration of the 2008 Plan.

No Repricing.  In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by stockholders) will the Administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

Eligibility.  Persons eligible to receive awards under the 2008 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries.  As of March 29, 2019, approximately 1,260 officers and employees of the Company and its subsidiaries (including all of the Company’s Named Executive Officers), and each of the Company’s eight non-employee directors, were considered eligible under the 2008 Plan.

Minimum Vesting Requirement.  All awards granted under the 2008 Plan will be subject to a minimum vesting requirement of one year, and no portion of any award may vest earlier than the first anniversary of the grant date of the award.  This minimum vesting requirement will not apply to 5% of the total number of shares available under the 2008 Plan.

Authorized Shares; Limits on Awards.  The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2008 Plan equals the sum of: (1) 2,711,167 shares, plus (2) the number of any shares subject to stock options granted under the 2006 Plan and outstanding as of June 9, 2008 which expire, or for any reason are cancelled or terminated, after June 9, 2008 without being exercised.  If stockholders approve this 2008 Plan proposal, the maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2008 Plan will equal the sum of: (1) 3,666,167 shares, plus (2) the number of any shares subject to stock options granted under the 2006 Plan and outstanding as of June 9, 2008 which expire, or for any reason are cancelled or terminated, after June 9, 2008 without being exercised.

The following other limits are also contained in the 2008 Plan:

•

The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 2,975,000 shares, however if stockholders approve this 2008 Plan proposal, the maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan will be 3,925,000 shares.

•	The maximum number of shares subject to those options and stock appreciation rights that are granted under the plan during any one calendar year to any one individual is 300,000 shares.

•

The maximum grant date fair value for awards granted to a non-employee director under the 2008 Plan during any one calendar year is $200,000 except that this limit will be $400,000 as to (1) a non-employee director who is serving as the Independent Chair of the Board or the Lead Independent Director at the time the applicable grant is made or (2) any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the Board.  For purposes of this limit, the "grant date fair value" of an award means the value of the award on the date of grant of the award determined using the equity award valuation principles applied in the Company’s financial reporting.  This limit does not apply to, and will be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Company or one of its subsidiaries.  This limit applies on an individual basis and not on an aggregate basis to all non-employee directors as a group.

Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2008 Plan will not be counted against the share limit and will again be available for subsequent awards under the 2008 Plan.  To the extent that shares are delivered pursuant to the exercise of an option or stock appreciation right granted under the 2008 Plan, the number of underlying shares as to which the exercise related will be counted against the share limit.  (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the share limit with respect to such exercise.)  Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award granted under the 2008 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will be counted against the share limit and will not be available for subsequent awards under the 2008 Plan.  To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the share limit and will again be available for subsequent awards under the 2008 Plan.  In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the share limit.  (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the share limit.)  In addition, the 2008 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2008 Plan.  The Company may not increase the applicable share limits of the 2008 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

Types of Awards.  The 2008 Plan authorizes stock options, stock appreciation rights, and other forms of awards granted or denominated in the Company’s Common Stock or units of the Company’s Common Stock, as well as cash bonus awards.  The 2008 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances.  Any award may be structured to be paid or settled in cash.

A stock option is the right to purchase shares of the Company’s Common Stock at a future date at a specified price per share (the “exercise price”).  The per share exercise price of an option generally may not be less than the fair market value of a share of the Company’s Common Stock on the date of grant.  The maximum term of an option is ten years from the date of grant.  An option may either be an incentive stock option or a nonqualified stock option.  Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2008 Plan” below.  Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2008 Plan.  Incentive stock options may only be granted to employees of the Company or a subsidiary.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a share of the Company’s Common Stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right.  The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally may not be less than the fair market value of a share of the Company’s Common Stock on the date of grant.  Stock appreciation rights may be granted in connection with other awards or independently.  The maximum term of a stock appreciation right is ten years from the date of grant.

The other types of awards that may be granted under the 2008 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units or phantom stock (which are contractual rights to receive shares of stock, or cash based on the fair market value of a share of stock), dividend equivalents which represent the right to receive a payment based on the dividends paid on a share of stock over a stated period of time, or similar rights to purchase or acquire shares, and cash awards.

Subject to the minimum vesting requirement described above, any awards under the 2008 Plan (including awards of stock options and stock appreciation rights) may be fully-vested at grant or may be subject to time- and/or performance-based vesting requirements.

Dividend Equivalents; Deferrals.  The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals.  Subject to the following provisions, the Administrator may provide that awards under the 2008 Plan (other than options or stock appreciation rights), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of Common Stock.

Dividends on Unvested Equity Awards.  If the Company pays an ordinary cash dividend, the cash dividend will not be paid on a current basis with respect to any awards granted under the 2008 Plan that are not vested as of the record date for the ordinary cash dividend.  This restriction on paying ordinary cash dividends with respect to unvested equity awards does not limit or restrict the administrator’s ability (1) for restricted stock or performance stock awards, to pay the ordinary cash dividend upon (and subject to) the vesting of such shares subject to these awards, (2) for stock unit awards, to credit dividend equivalents in the form of additional units that are subject to the same vesting terms as the underlying units to which the dividend equivalents relate, and (3) to make equitable adjustments to preserve the intrinsic value of awards in the event of a transaction as described below.

Assumption and Termination of Awards.  If an event occurs in which the Company does not survive (or does not survive as a public company in respect of its common stock), including, without limitation, a dissolution, merger, combination, consolidation, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Company, awards then-outstanding under the 2008 Plan will not automatically become fully vested pursuant to the provisions of the 2008 Plan so long as such awards are assumed, substituted for or otherwise continued.  However, if awards then-outstanding under the 2008 Plan are to be terminated in such circumstances (without being assumed or substituted for), such awards would generally become fully vested (with any performance goals applicable to the award in each case being deemed met at the “target” performance level, unless otherwise provided in the award agreement), subject to any exceptions that the Administrator may provide for in an applicable award agreement.  The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2008 Plan.  For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event or in connection with a termination of the award holder’s employment.  For the treatment of outstanding equity awards held by the Named Executive Officers in connection with a termination of employment and/or a change in control of the Company, please see the “Potential Payments Upon Change in Control and Termination” below in this Proxy Statement.

Transfer Restrictions.  Subject to certain exceptions contained in Section 5.7 of the 2008 Plan, awards under the 2008 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient.  Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative.  The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).

Adjustments.  As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2008 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

No Limit on Other Authority.  The 2008 Plan does not limit the authority of the Board or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Discretion to Accelerate.  The minimum vesting requirement under the 2008 Plan, as described above, does not limit or restrict the Administrator’s discretion to accelerate the vesting of any award in any circumstances it determines to be appropriate.

Limitation on Golden Parachute Payments.  To the extent any award or payment under the 2008 Plan would trigger the golden parachute payment excise taxes provided for under Sections 280G and 4999 of the Code, the 2008 Plan provides that such award or payment will automatically be “cut back” to avoid triggering these excise taxes.

Clawback Policy.  Awards granted under the 2008 Plan are generally subject to the terms of any Company clawback policy in effect from time to time.

Termination of or Changes to the 2008 Plan.  The Board may amend or terminate the 2008 Plan at any time and in any manner.  Stockholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by the Board.  Unless terminated earlier by the Board and subject to any extension that may be approved by stockholders, the authority to grant new awards under the 2008 Plan will terminate on April 17, 2027.  If stockholders approve this 2008 Plan proposal, the term of the 2008 Plan will be extended to April 18, 2029.  Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan.  Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

U.S. Federal Income Tax Consequences of Awards under the 2008 Plan

The U.S. federal income tax consequences of the 2008 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2008 Plan.  This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

With respect to nonqualified stock options, the Company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise.  With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2008 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid.  In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2008 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered).  Furthermore, the aggregate compensation in excess of $1,000,000 in any calendar year may not be permitted to be deducted by the company in certain circumstances pursuant to Section 162(m) of the U.S. Internal Revenue Code.

Specific Benefits under the 2008 Performance Incentive Plan

The Company has not approved any awards that are conditioned upon stockholder approval of the 2008 Plan.  The Company is not currently considering any other specific award grants under the 2008 Plan.  If the proposed amendments to the 2008 Plan had been in existence in fiscal 2018, the Company expects that its award grants for fiscal 2018 would not have been substantially different from those actually made in that year under the 2008 Plan.  For information regarding stock-based awards granted to the Company’s Named Executive Officers during fiscal 2018, see the material under the heading “Executive Compensation” below.

Overhang as of March 29, 2019

The following paragraphs include additional information to help stockholders assess the potential dilutive impact of the Company’s equity awards and the 2008 Plan.  As of the date hereof, the Company has outstanding awards under the 2008 Plan, the 2006 Plan, and the Company’s Employee Stock Purchase Plan (the “ESPP”).  There are no remaining shares available for grant under the 2006 Plan. The ESPP is intended as a qualified employee share purchase plan under Section 423 of the Code.  The ESPP generally provides for broad-based participation by employees of the Company (and certain of its subsidiaries) and affords employees who elect to participate an opportunity to purchase shares of the Company’s common stock at a discount.  Certain information regarding the number of shares of Company common stock available for issuance under the ESPP is included under the heading “Equity Compensation Plan Information” below.  The discussion that follows in this “Potential Dilution” section does not include any shares that have been purchased under, may be purchased in the current purchase period under, or that remain available for issuance or delivery under the ESPP.

“Overhang” refers to the number of shares of the Company’s common stock that are subject to outstanding awards or remain available for new award grants.  The following table shows the total number of shares of the Company’s common stock that (i) were subject to outstanding restricted stock or unit awards granted under the 2008 Plan, (ii) were subject to outstanding stock options granted under the 2006 Plan and the 2008 Plan, including the weighted-average exercise price and remaining life of such outstanding stock options, and (iii) were then available for new award grants under the 2008 Plan as of December 28, 2018 and as of March 29, 2019. The number of shares subject to outstanding performance-based restricted stock units and the shares available for new award grants assume that all performance-based awards will pay out at the maximum performance level.

	As of December 28, 2018	As of March 29, 2019
Shares subject to outstanding restricted stock and unit awards	344,907	271,971

Shares subject to outstanding stock options	1,252,035	1,227,785
Weighted-average exercise price	$ 16.87	$ 16.97
Weighted-average remaining life	6.62 years	6.50 years

Shares available for new award grants	45,247	48,747

The weighted-average number of shares of the Company’s common stock issued and outstanding in each of the last three fiscal years was 8,219,000 shares issued and outstanding in 2016; 8,541,000 shares issued and outstanding in 2017; and 9,264,000 shares issued and outstanding in 2018. The number of shares of the Company’s common stock issued and outstanding as of December 28, 2018 and March 29, 2019 was 10,968,000 and 11,126,000 shares, respectively.

As of December 28, 2018, the Company’s 1,252,035 outstanding stock options had a weighted-average exercise price of $16.87 and weighted-average remaining life of 6.62 years. As of March 29, 2019, the Company’s 1,227,785 outstanding stock options had a weighted-average exercise price of $16.97 and a weighted-average remaining life of 6.50 years.

“Burn rate” refers to the number of shares that are subject to awards that we grant over a particular period of time. The total number of shares of the Company’s common stock subject to awards that the Company granted under the 2008 Plan in each of the last three fiscal years, and to date (as of March 29, 2019) for 2019, are as follows:

•

504,100 shares in fiscal 2016 (which was 6.1% of the weighted-average number of shares of the Company’s common stock issued and outstanding in fiscal 2016), of which 82,100 shares were subject to restricted stock and 422,000 shares were subject to stock options;

•

227,800 shares in fiscal 2017 (which was 2.7% of the weighted-average number of shares of the Company’s common stock issued and outstanding in fiscal 2017), of which 28,500 shares were subject to restricted stock and 199,300 shares were subject to stock options;

•

880,600 shares in fiscal 2018 (which was 9.5% of the weighted-average number of shares of the Company’s common stock issued and outstanding in fiscal 2018), of which 21,600 shares were subject to restricted stock, 701,000 shares were subject to performance-based restricted stock units at the maximum performance level (none of which vested in fiscal 2018) and 158,000 shares were subject to stock options; and

•

500 shares in fiscal 2019 through March 29, 2019 (which was 0.0% of the weighted-average number of shares of the Company’s common stock issued and outstanding on March 29, 2019), of which 500 shares were subject to stock options.

Thus, the total number of shares of the Company’s common stock subject to awards granted under the 2008 Plan per year over the last three fiscal years (2016, 2017 and 2018) has been, on average, 6.1% of the weighted-average number of shares of the Company’s common stock issued and outstanding for the corresponding year.

The total number of shares of our common stock that were subject to awards granted under the 2008 Plan or the 2006 Plan that terminated or expired, and thus became available for new award grants under the 2008 Plan, in each of the last three fiscal years, and to date (as of March 29, 2019) in 2019, are as follows: 17,900 in 2016, 32,000 in 2017, 28,300 in 2018, and 4,000 in 2019.

The Compensation Committee anticipates that the 955,000 additional shares requested for the 2008 Plan (together with the shares available for new award grants under the 2008 Plan on the Annual Meeting date and assuming usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards) will provide the Company with flexibility to continue to grant equity awards under the 2008 Plan through approximately the end of 2020.  However, this is only an estimate, in the Company’s judgment, based on current circumstances.  The total number of shares that are subject to the Company’s award grants in any one year or from year-to-year may change based on a number of variables, including, without limitation, the value of the Company’s common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to equity-based awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the type of awards the Company grants, and how the Company chooses to balance total compensation between cash and equity-based awards.

The closing market price for a share of the Company’s common stock as of March 29, 2019 was $37.07 per share.

Aggregate Past Grants Under the 2008 Plan

As of March 29, 2019, awards covering 3,445,686 shares of the Company’s common stock have been granted under the 2008 Plan.  (This number of shares includes shares subject to awards that expired or terminated without having been exercised and paid and became available for new award grants under the 2006 Plan and the 2008 Plan.)  The following table shows information regarding the distribution of all awards among the persons and groups identified below, option exercises and restricted stock and unit vesting prior to that date, and option and unvested restricted stock holdings as of that date.  The number of shares subject to past option grants includes all options that were awarded, including those that may have expired prior to exercise. The number of shares subject to outstanding performance-based restricted stock units assumes that all performance-based awards will pay out at the maximum performance level.

	Options and Stock Appreciation Rights				Restricted Stock / Units
			Number of Shares
			Underlying
			Options/SARs as of
			29-Mar-19
					Number		Number of
	Number of	Number			of		Shares/Units
	Shares	of			Shares/	Number of	Outstanding
	Subject to	Shares			Units	Shares/Units	and
	Past	Acquired			Subject	Vested as of	Unvested as
	Option/SAR	On			to Past	March 29,	of March 29,
	Grants	Exercise	Exercisable	Unexercisable	Awards	2019	2019
Named Executive Officers:
Thomas D. Brisbin, Chairman of the Board and Chief Executive Officer	565,000	100,000	291,666	158,334	236,295	75,470	160,825
Michael A. Bieber, President	241,667	—	194,444	47,223	136,533	35,499	101,034
Stacy B. McLaughlin, Vice President & Chief Financial Officer	66,667	18,333	41,111	7,223	29,376	7,889	21,487
Daniel Chow, Chief Operating Officer	108,666	25,000	60,332	23,334	50,387	18,000	32,387
Micah H. Chen General Counsel	70,000	—	23,333	46,667	28,043	7,010	21,033
Total for All Current Executive Officers as a Group (6 persons):	1,123,587	155,833	640,887	301,117	511,341	152,196	359,145
Steven A. Cohen	—	—	—	—	12,142	7,110	5,032
Robert Conway	—	—	—	—	—	—	—
Debra Coy	—	—	—	—	3,283	—	3,283
Raymond W. Holdsworth	20,000	20,000	—	—	22,142	17,110	5,032
Douglas J. McEachern	20,000	20,000	—	—	22,142	17,110	5,032
Dennis V. McGinn	—	—	—	—	4,421	486	3,935
Keith W. Renken	26,000	21,000	5,000	—	22,142	17,110	5,032
Mohammad Shahidehpour	—	—	—	—	12,142	7,110	5,032
Total for all Current Non-Executive Directors and Board Members as a Group (8 persons):	66,000	61,000	5,000	—	98,414	66,036	32,378
Each other person who has received 5% or more of the options, warrants or rights under the Plan	—	—	—	—	—	—	—
All employees, including all current officers who are not executive officers or directors, as a group	1,347,700	564,832	211,107	69,174	256,383	64,385	191,998
Total	2,537,287	781,665	856,994	370,291	866,138	282,617	583,521

The non-executive directors and Dr. Brisbin are each nominees for re-election as a director at the Annual Meeting.

Vote Required for Approval of the Company’s 2008 Performance Incentive Plan

The Board believes that the adoption of the amendments to the 2008 Plan will promote the interests of the Company and its stockholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success.

All members of the Board and all of the Company’s executive officers are eligible for awards under the 2008 Plan and thus have a personal interest in the approval of the 2008 Plan.

Approval of the amendments to the 2008 Plan requires the affirmative vote of a majority of the common stock present, or represented, and entitled to vote at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT A VOTE “FOR” APPROVAL OF AMENDMENT TO THE COMPANY’S 2008 PERFORMANCE INCENTIVE PLAN AS DESCRIBED ABOVE AND SET FORTH IN EXHIBIT A HERETO. PROXIES RECEIVED WILL BE VOTED “FOR” APPROVAL OF AMENDMENT TO THE COMPANY’S 2008 PERFORMANCE INCENTIVE PLAN UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXY.

CORPORATE GOVERNANCE

The Board of Directors

Corporate Governance

The Company is managed under the direction of the Board, which is currently composed of nine directors, eight of whom the Board has determined are independent under the rules of the listing standards for the Nasdaq Global Market (the “Nasdaq Rules”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  If all of the nine director nominees named in this proxy statement are elected, eight of the Company’s nine directors will be independent under Nasdaq Rules.  For additional information on director independence, see “—Director Independence” below.

Board members are expected to attend each Board meeting and each meeting of any committee on which such Board member serves and they are encouraged to attend the Annual Meeting of Stockholders.  The Board met seven times in 2018.  Except as noted in the following sentence, each incumbent director attended at least 75% of the total number of meetings of the Board that were held during the time that he or she served on the Board and of each committee on which he or she served during fiscal 2018. Mr. Conway was appointed to the Board in April 2019; therefore, he did not attend any meetings of the Board during fiscal 2018. Although the Company does not have a formal policy regarding attendance by members of the Board at the Company’s annual meeting of stockholders, the Company encourages directors to attend. Each incumbent director who was a director at the time of the 2018 annual meeting attended the 2018 annual meeting.

Board Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board.  In November 2016, the Board elected Thomas D. Brisbin, Willdan’s Chief Executive Officer, as Chairman of the Board.  In March 2017, the Board appointed Keith W. Renken as Lead Independent Director of the Board.  Although, we have in the past separated the roles of Chief Executive Officer and Chairman of the Board, the Board believes that having Dr. Brisbin serve in both these roles, coupled with strong independent director leadership, further enhanced by the appointment of Mr. Renken as Lead Independent Director, is the most appropriate and effective board leadership structure for us at this time.

Executive Sessions

Non-management directors meet regularly in executive sessions without management.  Non-management directors are those directors who are not Company officers or employees and include directors, if any, who are not independent by virtue of the existence of a material relationship with the Company, former status or family relationship or for any other reason other than being an employee of the Company.  Executive sessions are led by a “Lead Director” and Mr. Renken has been designated as the Lead Director.  An executive session is held in conjunction with each regularly scheduled quarterly Board meeting and other sessions may be called by the Lead Director in his own discretion or at the request of the Board.

Succession Planning

The Corporate Governance and Nominating Committee works on a periodic basis with the Chief Executive Officer to review, maintain and revise, as necessary, the Company’s succession plan upon the Chief Executive Officer’s retirement and in the event of an unexpected occurrence.  The Chief Executive Officer reports annually to the Board on succession planning for the Chief Executive Officer and senior management positions, including a discussion of assessments, leadership development plans and other relevant factors.  The Chief Executive Officer also makes available to the Corporate Governance and Nominating Committee, on a continuing basis, the Chief Executive Officer’s recommendations regarding his successor should he become unexpectedly disabled.

Director Independence

The Company has established standards of independence for the Board that comply with the Nasdaq Rules and Exchange Act.  Under these standards of independence, for a director to be considered independent, the director must, among other things, not be an officer or employee of the Company or its subsidiaries and the director must not have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Company’s policy is to have at least a majority of directors qualify as independent under the listing standards set forth in the Nasdaq Rules and Exchange Act.  The Board has determined that each of Dr. Cohen, Mr. Conway, Ms. Coy, Mr. Holdsworth, Mr. McEachern, Vice Admiral McGinn, Ret., Mr. Renken and Dr. Shahidehpour is independent under the standards set forth in the Nasdaq Rules and the Exchange Act. In addition, the Board previously determined that Mr. Probst, who resigned from the Board of Directors effective April 10, 2019, was independent under the standards set forth in the Nasdaq Rules and the Exchange Act. We have one director who does not qualify as independent, Dr. Brisbin, due to his employment as our Chief Executive Officer.

Committees of the Board of Directors

We have four standing committees of the Board:  the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Strategy, Mergers and Acquisitions Committee.  The charters for each of these committees are available on our website at www.willdan.com under “Investors—Corporate Governance—Governance Documents” or are available in print to any stockholder who requests a copy from the Company’s Secretary at 2401 East Katella Avenue, Suite 300, Anaheim, California 92806.  Each of these committees regularly reports to the Board as a whole.  The following summaries identify the members of each committee as of the date of this proxy statement.  The composition of each committee may change following the Annual Meeting.

Audit Committee.  The Board’s Audit Committee consists of Mr. Conway, Ms. Coy, Mr. McEachern and Mr. Renken each of whom the Board has determined is an independent director and meets the independence requirements for Audit Committee members under the Nasdaq Rules and the Exchange Act.  Mr. Probst served on the Audit Committee during all of fiscal 2018 and until his resignation on April 10, 2019.  Mr. McEachern is the chairman of the Audit Committee and has been designated by the Board as the Audit Committee financial expert.  Each of the other members of the Audit Committee is financially literate, in accordance with the Nasdaq Rules.  The Audit Committee met five times during fiscal 2018.

Under the terms of the Audit Committee charter, the purpose of this committee is to assist the Board in overseeing the integrity of the Company’s financial statements and financial reporting, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, the performance of the Company’s internal reporting and audit functions, and the Company’s disclosure controls and procedures and system of internal controls regarding finance, accounting, legal compliance and ethics.  The Audit Committee confers formally with the Company’s independent registered public accounting firm, as well as with members of management to inquire as to the manner in which the respective responsibilities of these groups and individuals are being discharged.  The Audit Committee engages our independent registered public accounting firm and reviews and approves the scope of the audit conducted by the independent registered public accounting firm.

Compensation Committee.  The Board’s Compensation Committee consists of Messrs. Holdsworth, McEachern and Shahidehpour, each of whom the Board has determined is an independent director under the Nasdaq Rules and the Exchange Act, with Mr. Holdsworth serving as the Committee’s chairman.  The Compensation Committee is responsible for establishing and governing the compensation and benefit practices of the Company.  The Compensation Committee charter requires that the Compensation Committee consist of three or more members of the Board, each of whom qualifies as an “independent director” under Nasdaq Rules, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.  At all times during fiscal 2018, the Compensation Committee consisted of at least three members of the Board, each of whom the Board has affirmatively determined satisfies these independence requirements.  The Compensation Committee met seven times during fiscal 2018.

The Compensation Committee assists the Board in determining the compensation of the Company’s executive officers and senior management and approves the annual and long-term compensation for the Company’s Chief Executive Officer and other executive officers.  In addition to its annual review of the compensation of the Company’s officers, the Compensation Committee administers the Company’s 2008 Performance Incentive Plan (the “2008 Plan”), 2006 Stock Incentive Plan (the “2006 Plan”) and the Amended and Restated Willdan Group, Inc. 2006 Employee Stock Purchase Plan (the “ESPP”).  The Committee has the authority to designate officers, directors or key employees eligible to participate in the plans, to prescribe the terms of any stock options or other equity-based awards, to interpret the plans and to make all other determinations for administering the plans.  Our Chief Executive Officer recommends to the Compensation Committee salary, annual bonus and long-term compensation levels for less senior officers, including the other Named Executive Officers (as defined below).

The Compensation Committee is authorized to retain and terminate any compensation consultant engaged to assist in the evaluation of the compensation of our senior executive officers (including all of the Named Executive Officers).  In 2017, the Compensation Committee hired Willis Towers Watson and Performensation to evaluate and compare the compensation practices for executive management and the Board.  As a result of the work performed, we implemented a new performance-based equity program in 2018 that is described in more detail in the “Compensation Discussion and Analysis” below.  The Compensation Committee is directly responsible for the appointment, compensation and oversight of both Willis Towers Watson and Performensation, and does not believe either consultant’s work has raised any conflict of interest.  Willis Towers Watson and Performensation both report only to the Compensation Committee, and do not perform any other services for us.

Nominating and Governance Committee.  The Board’s Nominating and Governance Committee consists of Messrs. Shahidehpour, Cohen and McGinn, each of whom the Board has determined is an independent director under the Nasdaq Rules, with Dr. Shahidehpour serving as the Committee’s chairman.  Mr. Westfall served on the Board’s Nominating and Governance Committee until his retirement on March 14, 2018.  The Nominating and Governance Committee met five times in fiscal 2018.

The Nominating and Governance Committee works with the Board to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members.  In evaluating the suitability of individual Board members, the Nominating and Governance Committee and the Board take into account many factors, as discussed above under “Proposal 1:  Election of Directors—Information Regarding Nominees.”  Although the Company does not have a formal policy with regard to the consideration of diversity in identifying candidates for election to the Board, the Nominating and Governance Committee recognizes the benefits associated with a diverse group of directors and takes diversity considerations into account when identifying director candidates.  The Nominating and Governance Committee and the Board seek a broad range of perspectives and consider both the personal characteristics and experience of prospective nominees to ensure that the Board as a whole will possess the appropriate skills and expertise to oversee the Company.  These factors, and others considered useful by the Nominating and Governance Committee, will be reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time.

After assessing the perceived needs of the Board, the Nominating and Governance Committee may identify specific individuals to serve as directors and the committee looks to well respected companies as a potential source of director candidates with relevant experience.  The priorities and emphasis of the Nominating and Governance Committee and of the Board may change from time to time to take into account changes in business and other trends and the portfolio of skills and experience of current and prospective Board members.  The Nominating and Governance Committee establishes procedures for the nomination process and may recommend candidates for election to the Board.

Strategy, Mergers and Acquisitions Committee.  The Board’s Strategy, Mergers and Acquisitions, or SMA, Committee consists of Dr. Cohen, Mr. Conway, Ms. Coy, Mr. Holdsworth, Vice Admiral McGinn, Ret. and Dr. Shahidehpour, each of whom the Board has determined is an independent director under the Nasdaq Rules, with Dr. Cohen serving as the Committee’s chairman.  The SMA Committee assists the Board by reviewing and making recommendations to the Board or taking actions on behalf of the Board relating to the Company’s financial and strategic plans.  The SMA Committee charter requires that the SMA Committee consist of three or more members of the Board, each of whom the Board has determined satisfies the independence requirements under the Nasdaq Rules and the Exchange Act.  The SMA Committee met four times during fiscal 2018.

The responsibilities of the SMA Committee include reviewing with management, on a timely basis, significant financial matters of the Company and its subsidiaries, including matters relating to the Company’s capitalization, dividend policy and practices, credit ratings, cash flows, borrowing activities, investment strategies, potential acquisitions and risk oversight.  The SMA Committee also reviews and may recommend to the Board actions relating to offerings of the Company’s debt or equity securities; purchases or disposals of treasury shares, except the purchase of shares pursuant to approved employee benefit plans; stock splits or reclassification of shares; the declaration and payment of any dividends on the Company’s common stock; guarantees of unconsolidated third party indebtedness; and certain other financial transactions and strategies.

Oversight of Risk

Companies face a variety of risks, including credit risk, liquidity risk and operational risk.  The Board believes an effective risk management system will (1) timely identify the material risks that the Company faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board Committee, (3) implement appropriate and responsive risk management strategies consistent with the Company’s risk profile and (4) integrate risk management into the Company decision making.

Board’s Role in Risk Oversight.  One of the principal functions of our Board is to provide oversight concerning the assessment and management of risk related to our business.  The Board is involved in risk oversight through direct decision-making authority with respect to fundamental financial and business strategies and major corporate activities, including material acquisitions and financings, as well as through its oversight of management and the committees of the Board.  Management is responsible for identifying the material risks facing the Company, implementing appropriate risk management strategies and ensuring that information with respect to material risks is shared with the Board or the appropriate Board committee.  In connection with this responsibility, members of management provide regular reports to the Board regarding business operations and strategic planning, financial planning and budgeting and regulatory matters, including any material risk to the Company relating to such matters.  In addition, the Board as a whole regularly reviews risks related to cybersecurity and the Company’s information system controls.

The Board has delegated oversight for specific areas of risk exposure to committees of the Board as follows:

1.

The Audit Committee is responsible for discussing policies with respect to risk assessment and risk management periodically with management and the independent auditor, as well as the Company’s plans or processes to monitor, control and minimize any financial risk exposure.  The Audit Committee is also responsible for primary risk oversight related to our financial reporting, accounting and internal controls.  In addition, the Audit Committee reviews all related party transactions, including the risks relating to those transactions impacting the Company.

2.	The Compensation Committee reviews the Company’s incentive compensation arrangements to help ensure that they do not encourage unnecessary risk-taking.

3.	The Nominating and Governance Committee reviews corporate governance-related risks impacting the Company.

4.	The SMA Committee reviews periodically the Company’s risk management strategies with the Audit Committee.

At each regular meeting of our Board, the chairperson of each committee reports to the full Board regarding the matters reported and discussed at any committee meetings, including any matters relating to risk assessment or risk management.  Upon the request of the committees, our Chief Executive Officer and Chief Financial Officer attend meetings of these committees when they are not in executive session, and often report on matters that may not be otherwise addressed at these meetings.  In addition, our directors are encouraged to communicate directly with members of management regarding matters of interest, including matters related to risk, at times when meetings are not being held.  Our Board believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of leadership structure as described under “Board Leadership Structure” above.

Compensation Risk Assessment.  We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to encourage unnecessary or excessive risk taking that could have a material adverse effect on the Company.  In addition, the Compensation Committee believes that the mix and design of the elements of our executive compensation program do not encourage management to assume unnecessary or excessive risks that could have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

The Board’s Compensation Committee consists of Messrs. Holdsworth, McEachern and Shahidehpour.  None of the members of our Compensation Committee has at any time been one of our officers or employees, nor has any member of our Compensation Committee had any relationship requiring disclosure under Item 404 of Regulation S-K.  None of our executive officers serves, or in the past year has served, as a member of the board of directors or the compensation committee of any entity that has one or more executive officers who serve on our Board or Compensation Committee.

Policy on Hedging and Pledging

The Company recognizes that hedging against losses in Company stock is not appropriate or acceptable trading activity for individuals employed by or serving the Company.  The Company has incorporated prohibitions on various hedging activities within its insider trading policy, which policy applies to directors, officers and employees of the Company and their family members.  The policy prohibits trading in any interest or position relating to the future price of Company securities, such as put, call or short sale.

Code of Ethics

The Company expects that all of its directors, officers and employees will maintain a high level of integrity in their dealings with and on behalf of the Company and will act in the best interests of the Company.  The Company has adopted a Code of Ethical Conduct, which provides principles of conduct and ethics for the Company’s directors, officers and employees, including employees of the Company’s subsidiaries.  This Code complies with the requirements of the Sarbanes-Oxley Act of 2002 and the Nasdaq Rules.  This Code of Ethical Conduct is available on the Company’s website at www.willdan.com under “Investors—Corporate Governance—Governance Documents” and is also available in print, without charge, to any stockholder who requests a copy by writing to our Secretary at 2401 East Katella Avenue, Suite 300, Anaheim, California 92806. To the extent required by rules adopted by the SEC and the Nasdaq Stock Market, we intend to promptly disclose future amendments to certain provisions of the code, or waivers of such provisions granted to executive officers and directors on our website at www.willdan.com under “Investors—Corporate Governance.”

Material Litigation

There are currently no ongoing material proceedings in which any director or executive officer is a party adverse to the Company or any of its subsidiaries, or in which any director or executive officer has a material interest adverse to the Company or any of its subsidiaries.

Director Nominations by Stockholders

The Nominating and Governance Committee will consider director candidates recommended by stockholders.  Properly communicated stockholder recommendations will be considered in the same manner and using the same criteria as used for any other director candidate.  To be properly communicated, stockholders desiring to recommend candidates for consideration by the Nominating and Governance Committee and the Board should submit their recommendations in writing to the attention of the Secretary, Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, CA  92806, no later than the January 1st prior to the next annual meeting of stockholders, together with all information about the stockholder and the candidate that would be required pursuant to Section 3.04(a)(ii) of our Bylaws if the stockholder was nominating the candidate for election to the Board. The Nominating and Governance Committee may request additional information concerning such director candidate as it deems reasonably required to determine the eligibility and qualification of the director candidate to serve as a member of the Board.  For a discussion of the factors and other criteria the Nominating and Governance Committee and Board will consider when evaluating a director candidate, see “Proposal 1: Election of Directors.”

Please note that stockholders who wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the Nominating and Governance Committee as described above) must deliver written notice to our Secretary in the manner described in Section 3.04(a)(ii) of our Bylaws, and as described further under “Other Information – Stockholder Proposals.”

Communications with the Board of Directors

Individuals may contact the Company’s entire Board or an individual director by sending a written communication to the Board or such director in care of:

Secretary

Willdan Group, Inc.

2401 E. Katella Avenue, Suite 300

Anaheim, CA 92806

Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent.  Each communication will be reviewed by the Company’s Secretary to determine whether it is appropriate for presentation to the Board or such director.  Advertisements, solicitations or hostile communications will not be presented.  Communications determined by the Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.

A stockholder wishing to communicate directly with the non-management members of the board may address the communication to “Non-Management Directors, c/o Board of Directors” at the same address set forth above.  These communications will be handled by the Lead Director, who presides at the meetings of non-management directors.  Finally, communications can be sent directly to individual directors by addressing letters to the director’s individual name, c/o the Board of Directors, at the address above.

PRINCIPAL STOCKHOLDERS

Except as otherwise noted, the following table sets forth information as of April 16, 2019 with respect to: (i) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, based upon Schedule 13G and Schedule 13D reports filed with the SEC, (ii) each of our directors and director nominees, (iii) each of our Named Executive Officers (as defined below under “Executive Compensation”) and (iv) our directors and executive officers as a group.

Unless otherwise noted below, the address of the persons listed in the table is c/o Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, California 92806.  The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.  Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security or has the right to acquire such powers within 60 days.  Under SEC rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which that person has no economic interest.  Except as otherwise noted, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock reflected as beneficially owned, subject to applicable community property laws.  All percentages in the following table are based on a total of 11,125,633 shares of common stock outstanding on April 16, 2019.

	Amount of	Percent of
	Beneficial	Common
Name and Address of Stockholder	Ownership	Stock
5% Stockholders
BlackRock, Inc.(1)	687,836	6.2%
TimesSquare Capital Management, LLC(2)	607,765	5.5%
Edward W. Wedbush(3)	468,459	4.2%
Named Executive Officers, Directors and Director Nominees
Thomas D. Brisbin(4)	490,326	4.3%
Michael A. Bieber(5)	217,956	1.9%
Daniel Chow(6)	100,923	*	%
Steven A. Cohen(7)	12,142	*	%
Robert Conway	—	*	%
Debra Coy(8)	3,283	*	%
Raymond W. Holdsworth(9)	91,642	*	%
Douglas J. McEachern(10)	93,185	*	%
Dennis V. McGinn(11)	4,421	*	%
Stacy B. McLaughlin(12)	46,914	*	%
Keith W. Renken(13)	128,542	1.2%
Mohammad Shahidehpour(14)	12,142	*	%
Micah H. Chen(15)	27,833	*	%
All current Directors, Director Nominees and Executive Officers as a group (14 persons)	1,272,169	10.8%

*The percentage of shares beneficially owned by this executive officer or director does not exceed one percent of the Company’s outstanding common stock.

(1)

Beneficial ownership information is given as of December 31, 2018 and was obtained from a Schedule 13G filed with the SEC on February 8, 2019 by BlackRock, Inc.   The principal office or business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)

Beneficial ownership information is given as of December 31, 2018 and was obtained from a Schedule 13G filed with the SEC on February 14, 2019 by TimesSquare Capital Management, LLC.   The principal office or business address of TimesSquare Capital Management, LLC is 7 Times Square, 42nd Floor, New York, NY 10036.

(3)

Beneficial ownership information is given as of December 31, 2015 and was obtained from a Schedule 13G/A filed with the SEC on March 1, 2016 by Wedbush, Inc.  Edward W. Wedbush owns approximately 50% of the issued and outstanding shares of Wedbush, Inc., which is the sole shareholder of Wedbush Securities Inc. Mr. Wedbush is also the Chairman of the Board of Wedbush, Inc. and the President of Wedbush Securities Inc.  Edward Wedbush has sole voting and dispositive power over 389,372 shares, shared voting power over 406,872 shares and shared dispositive power over 468,459 shares, of which Wedbush Securities, Inc. has dispositive power over 61,587 shares and Mr. Wedbush disclaims beneficial ownership over such shares.  In addition, Wedbush Securities Inc. has shared voting power over 17,500 shares and shared dispositive power over 468,459 shares, and Wedbush Inc. has sole voting and dispositive power over 17,500 shares and shared voting and dispositive power over 17,500 shares.  The address for Wedbush Inc. is 1000 Wilshire Blvd., Los Angeles, CA 90017-2457, and the address for Wedbush Securities Inc. and Mr. Wedbush is P.O. Box 30014, Los Angeles, CA 90030-0014.

(4)

Consists of 198,660 shares of common stock held directly by Dr. Brisbin and 291,666 shares of common stock subject to options exercisable on or before June 15, 2019.  The 198,660 shares of common stock held directly by Dr. Brisbin include 13,334 shares of restricted stock, which vest on May 5, 2019.

(5)

Consists of 23,512 shares of common stock held directly by Mr. Bieber and 194,444 shares of common stock subject to options exercisable on or before June 15, 2019.  The 23,512 shares of common stock held directly by Mr. Bieber include 1,111 shares of restricted stock, which vest on March 8, 2020.

(6)

Consists of 40,591 shares of common stock held directly by Mr. Chow and 60,332 shares of common stock subject to options exercisable on or before June 15, 2019.  The 40,591 shares of common stock held directly by Mr. Chow include 6,000 shares of restricted stock, of which (i) 3,333 shares vest on May 5, 2019, (ii) 889 shares vest on March 8, 2020 and (iii) 1,778 shares vest in substantially equal parts on each of October 31, 2019 and October 31, 2020.

(7)

The 12,142 shares of common stock held by Dr. Cohen include 4,013 shares of restricted stock, of which (i) 1,528 shares of restricted stock vest on June 9, 2019 and (ii) 2,485 shares of restricted stock vest in substantially equal parts on each of June 13, 2019 and June 13, 2020.

(8)	The 3,283 shares of common stock held by Ms. Coy are shares of restricted stock that vest in substantially equal parts on each of June 13, 2019 and June 13, 2020.

(9)

Consists of 30,954 shares of common stock held directly by Mr. Holdsworth and 60,688 shares of common stock held by The Holdsworth Family Trust.  Mr. Holdsworth is sole trustee and a beneficiary of The Holdsworth Family Trust and has sole voting and investment control over the shares of Willdan Group, Inc. common stock held therein.  The 30,954 shares of common stock held directly by Mr. Holdsworth include 4,996 shares of restricted stock, of which (i) 983 shares of restricted stock vest in substantially equal parts on each of June 8, 2019 and June 8, 2020, (ii) 1,528 shares of restricted stock vest on June 9, 2019 and (iii) 2,485 shares of restricted stock vest in substantially equal parts on each of June 13, 2019 and June 13, 2020.

(10)

Consists of 14,642 shares of common stock held directly by Mr. McEachern and 78,543 shares of common stock held by The McEachern Family Trust.  Mr. McEachern and his wife are co-trustees and beneficiaries of The McEachern Family Trust and have shared voting and investment control over the shares of Willdan Group, Inc. common stock held therein.  The 14,642 shares of common stock held directly by Mr. McEachern include 4,996 shares of restricted stock, of which (i) 983 shares of restricted stock vest in substantially equal parts on each of June 8, 2019 and June 8, 2020, (ii) 1,528 shares of restricted stock vest on June 9, 2019 and (iii) 2,485 shares of restricted stock vest in substantially equal parts on each of June 13, 2019 and June 13, 2020.

(11)

The 4,421 shares of common stock held by Vice Admiral McGinn, Ret. include 3,930 shares of restricted stock, of which (i) 983 shares of restricted stock vest in substantially equal parts on each of June 8, 2019 and June 8, 2020 and (ii) 2,947 shares of restricted stock vest in substantially equal parts on each of June 13, 2019 and June 13, 2020.

(12)

Consists of 5,803 shares of common stock held directly by Mrs. McLaughlin and 41,111 shares of common stock subject to options exercisable on or before June 15, 2019.  The 5,803 shares of common stock held directly by Ms. McLaughlin include 444 shares of restricted stock that vest on March 8, 2020.

(13)

Consists of 43,142 shares of common stock held directly by Mr. Renken, 80,400 shares of common stock held by the LVRJC Partnership and 5,000 shares of common stock subject to options exercisable on or before June 15, 2019.   Mr. Renken is the managing partner of the LVRJC Partnership and has sole voting and investment control over our shares of common stock held therein.  The 43,142 shares of common stock held directly by Mr. Renken include 4,996 shares of restricted stock, of which (i) 983 shares of restricted stock vest in substantially equal parts on each of June 8, 2019 and June 8, 2020, (ii) 1,528 shares of restricted stock vest on June 9, 2019  and (iii) 2,485 shares of restricted stock vest in substantially equal parts on each of June 13, 2019 and June 13, 2020.

(14)

The 12,142 shares of common stock held by Dr. Shahidehpour include 4,013 shares of restricted stock, of which (i) 1,528 shares of restricted stock vest on June 9, 2019 and (ii) 2,485 shares of restricted stock vest in substantially equal parts on each of June 13, 2019 and June 13, 2020.

(15)	Consists of 4,500 shares of common stock held directly by Mr. Chen and 23,333 shares of common stock subject to options exercisable on or before June 15, 2019.

MANAGEMENT

The following table sets forth the names, ages and positions of our current executive officers, as of April 26, 2019:

Name	Age	Position
Thomas D. Brisbin	66	Chairman of the Board and Chief Executive Officer
Michael A. Bieber	50	President
Stacy B. McLaughlin	37	Vice President and Chief Financial Officer
Daniel Chow	68	Chief Operating Officer
Paul M. Whitelaw	47	Senior Vice President, Business Development
Micah Chen	47	General Counsel

Biographical information concerning Dr. Brisbin is set forth under the caption “Proposal 1:  Election of Directors—Information Regarding Nominees.”

Michael A. Bieber was appointed President of the Company in November 2016.  Previously, Mr. Bieber was Senior Vice President, Corporate Development of the Company from December 2014 to November 2016.  Previously, he served as Senior Vice President at Tetra Tech, where he served in a number of leadership roles for over 18 years.  From March 2007 to December 2014, Mr. Bieber managed Tetra Tech’s mergers and acquisitions and investor relations functions, overseeing over fifty acquisitions.  From 2005 to 2007, Mr. Bieber managed Tetra Tech’s corporate business development group, where he was responsible for overseeing internal business development, marketing and communications.  From January 2000 to December 2014, Mr. Bieber also worked in Tetra Tech’s investor relations group.  From 1996 to 2000, he was a proposal manager in Tetra Tech’s corporate marketing group.  From 1994 to 1996, he served at CRC, Inc., and its successor, as a strategic business development consultant to large defense, infrastructure and environmental firms.  Prior to 1994, Mr. Bieber worked for IT Corporation (now CB&I) where he served as project manager and engineer on government nuclear and commercial environmental projects.  Mr. Bieber holds a B.S. degree in Civil Engineering from the Tennessee Technological University.

Stacy B. McLaughlin was appointed Vice President and Chief Financial Officer of the Company, effective November 15, 2013.  Mrs. McLaughlin served as the Company’s Compliance Manager from 2010 to 2013.  As Compliance Manager, Mrs. McLaughlin was responsible for overseeing all aspects of the financial reporting process, including analyzing the balance sheets and income statements of each business segment.  Prior to joining the Company, Mrs. McLaughlin was, from 2009 to 2010, Senior Associate at Windes & McClaughry Accountancy Corporation and, from 2004 to 2009, Senior Audit Associate at the public accounting firm KPMG LLP.  In her position at KPMG LLP, she planned, coordinated and completed financial statement audits for companies in the engineering services sector, among others.  Mrs. McLaughlin has a Masters in Accounting from the University of Southern California and BS from the University of Arizona.  Mrs. McLaughlin is a Certified Public Accountant (CPA).

Daniel Chow was appointed Chief Operating Officer of the Company in November 2016.  Mr. Chow also continues to serve as President and Chief Executive Officer of Willdan Energy Solutions since August 2016 and as President and Chief Executive Officer of Willdan Engineering since December 2008.  Prior to joining the Company, Mr. Chow was the Vice President of AMEC Earth & Environmental, Inc., a subsidiary of AMEC plc, a global provider of high value consultancy, engineering and project management services to the energy, power and process industries, from April 2004 to December 2008.  Prior to AMEC, Mr. Chow worked at Tetra Tech EM Inc. (formerly PRC Environmental Management, Inc.) for over 20 years and held various senior management positions, including Vice President of US operations.  During Mr. Chow’s tenure with these firms he was responsible for establishing new offices and developing and implementing management systems firmwide to enhance operations.  He also led the pursuit and management of multi-million dollar contracts for government clients that included the U.S. Navy and the U.S. Army Corps of Engineers.  Mr. Chow received his B.Sc. in Mechanical Engineering from Tennessee Technological University and his Master’s Degree in Environmental Engineering from Illinois Institute of Technology.  He is a registered professional engineer in the state of Illinois and Guam.

Paul M. Whitelaw was appointed Senior Vice President, Business Development in March 2018.   In this capacity, Mr. Whitelaw leads the Company’s business development efforts.   Mr. Whitelaw has been with the Company since 1996 beginning with Willdan Financial Services, taking on increasing responsibility and managerial oversight with each promotion over the last 22 years.  Prior to his role in national strategic development for the Company, Mr. Whitelaw was the Senior Vice President of Business Development for Willdan Energy Solutions’ western region from 2015 to 2017.  Before focusing exclusively on business development, Mr. Whitelaw was the Regional Vice President for Willdan Energy Solutions’ western region from 2012 to 2015.  Mr. Whitelaw is a member of the Board of Directors of the California Efficiency and Demand Management Council. Mr. Whitelaw holds a Bachelor of Arts in Chemistry from Point Loma Nazarene University and a Masters in Business Administration from the University of California, Irvine.

Micah Chen was appointed General Counsel in March 2018.  Previously, Mr. Chen was Legal Counsel of the Company from July 2017 to March 2018.  Prior to joining the Company, Mr. Chen held various management positions at Aon Corporation’s Construction Services Group for nearly 10 years. From January 2016 to July 2017, Mr. Chen served as Managing Director and Senior Vice President of Aon Corporation.  In this role, Mr. Chen was responsible for the group’s Account Executive practice for the West Region.  From November 2008 to January 2016, Mr. Chen served as Senior Vice President of Aon Corporation. In this role, he provided risk management consultation and assisted in the evaluation and development of comprehensive risk management programs to many Top 100 Engineering-News Record clients, general contractors and multibillion-dollar commercial construction projects.  Mr. Chen received his B.A. in International Economics from the University of California, Los Angeles and his J.D. from Western State University, School of Law.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section describes each of the material elements of compensation awarded to, earned by or paid to our executive officers identified in the “Summary Compensation Table,” whom we refer to in this section as our “Named Executive Officers.”  This section also describes the role and involvement of various parties in our executive compensation analysis and decisions, and provides a discussion of the process and rationale for the decisions of our Compensation Committee to compensate our Named Executive Officers with specific types and amounts of compensation.

2018 Named Executive Officers

Our Named Executive Officers for 2018 were:

Thomas D. Brisbin	Chairman of the Board and Chief Executive Officer
Michael A. Bieber	President
Stacy B. McLaughlin	Vice President and Chief Financial Officer
Daniel Chow	Chief Operating Officer
Micah Chen	General Counsel

Financial Highlights

We believe that 2018 was a successful year for the Company.  We delivered our stockholders a total shareholder return for 2018 of 42% and grew our net revenue by 14.9%.  We also completed the acquisition of Lime Energy in 2018, a significant transaction that we believe will further expand and diversify our customer base and position us to take advantage of anticipated upcoming contract and budget expansions in California and the Northeastern United States.

In short, we believe we continued in 2018 on our growth trajectory that we have accomplished over the past three years, a period during which we have increased our stock price from $8.38 per share at the end of our 2015 fiscal year to $34.00 at the end of our 2018 fiscal year, an increase of approximately 305%.

Achieved 42% total stockholder return for 2018, building on prior year gains that have seen our stock price increase by approximately 305% since the end of our 2015 fiscal year

The following chart illustrates our stock price performance during 2018 and over our last three fiscal years:

305% 3-Year Growth
42% 1-Year Growth
$8.38
$22.59
$23.94
$34.00
2015
2016
2017
2018
Stock Price at the End of Fiscal Year

Executive Compensation Program Objectives and Philosophy

In 2015, we adopted a comprehensive executive compensation plan statement.  Decisions regarding total compensation program design, as well as individual pay decisions and adjustments, are made in the context of our executive compensation plan statement.

Under our executive compensation plan statement, our executive compensation philosophy is to:

➢	Align the interests of our executives with those of the stockholders;

➢	Attract, motivate, reward and retain the top contributors upon whom, in large part, our success depends;

➢	Be competitive with compensation programs for companies of similar size and complexity with whom we compete for talent, including direct competitors;

➢	Provide compensation based upon the short-term and long-term performance of both the individual executive and the Company; and

➢	Strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is dependent upon the successful achievement of specified corporate and individual goals.

Our current executive compensation program consists of three key elements, each of which is designed to be consistent with our executive compensation philosophy: (1) base salary; (2) cash bonuses that are earned based on performance; and (3) long-term incentive compensation in the form of equity awards.  We also provide 401(k) retirement benefits and, in some cases, severance benefits to our executive officers, including the Named Executive Officers.

In structuring our executive compensation arrangements, our Compensation Committee considers how each compensation element fits within our overall philosophy.  Base salaries are primarily intended to attract and retain top contributors.  We believe that in order to attract and retain top executives, we need to provide our executive officers with compensation levels that reward their continued service and are competitive.  Cash bonuses and long-term equity incentives are the elements of our executive compensation program that are “at risk” and designed to reward performance and thus the creation of long-term shareholder value.  Performance cash bonuses are primarily intended to motivate the Named Executive Officers to achieve our short-term financial objectives.  Our long-term equity incentives are primarily intended to align our Named Executive Officers’ long-term interests with shareholders’ long-term interests.

As described in more detail below, our Compensation Committee determined to introduce performance-based equity awards into our executive compensation program in 2018. For 2018, over 50% of the grant date value of the long-term equity incentive awards granted to each of our Named Executive Officers was granted in the form of performance-based restricted stock units (“PBRSUs”).

Under our new PBRSU design, 50% of each award will vest based upon our EBITDA performance over a four-year performance period (“EBITDA Units”), and the remaining 50% of each award will vest based upon our earnings per share performance over a four-year performance period (“EPS Units”).  We believe EBITDA and earnings per share based metrics are critical to measuring the growth in our business, and we believe that successful EBITDA and earnings per share growth will lead to the creation of long term value for our shareholders.

We must achieve a 10% growth rate for the threshold number of EBITDA Units and EPS Units to vest for any performance year, and the target number of EBITDA Units and EPS Units will only vest in any performance year if we are able to achieve a 20% growth rate.  The Compensation Committee determined to move away from its historical practice of granting only time-based equity awards and introduced the PBRSUs in order to further align the interests of our executives with those of shareholders by strengthening the relationship between executive pay and our performance against two critical performance metrics that we believe will drive value creation for our shareholders.

Introduced PBRSUs into executive compensation program in 2018, with target number of EBITDA Units and EPS Units only eligible to vest if we achieve a 20% growth rate for each performance year

Role of the Compensation Committee

Pursuant to its charter, the Compensation Committee of our Board has the authority to determine the amount of compensation given to each of the Named Executive Officers.  The Compensation Committee implements our executive compensation philosophy, and is responsible for administering our equity compensation plans, including approving grants of awards under the plans.  In performing its duties, the Compensation Committee is authorized to consider the recommendations of our Chief Executive Officer when determining the compensation of the other Named Executive Officers.  All of the members of the Compensation Committee are independent directors.

The elements of our executive compensation program were each approved by the Compensation Committee.  None of the Named Executive Officers is a member of the Compensation Committee or, except for recommendations made by our Chief Executive Officer with respect to the compensation of the other Named Executive Officers, had any role in determining the compensation of the Named Executive Officers.

The Compensation Committee is authorized to retain and terminate any compensation consultant engaged to assist in the evaluation of the compensation of our senior executive officers (including all of the Named Executive Officers).  In 2017, the Compensation Committee hired Willis Towers Watson and Performensation to evaluate and compare the compensation practices for executive management and the Board.  As a result of the work performed, we introduced PBRSUs into our executive compensation program in 2018, and structured the new EBITDA Units and EPS Units so that we must achieve a 20% growth rate for each performance year for the target number of EBITDA Units and EPS Units to vest for any performance year.  The Compensation Committee is directly responsible for the appointment, compensation and oversight of both Willis Towers Watson and Performensation, and does not believe either consultant’s work has raised any conflict of interest.  Willis Towers Watson and Performensation both report only to the Compensation Committee, and do not perform any other services for us.

Consistent with past practice, our Compensation Committee does not “benchmark” executive compensation at any particular level in comparison with other companies.  Rather, our Compensation Committee familiarizes itself with compensation trends and competitive conditions through the review of non-customized third-party market surveys and other publicly available data about relevant market compensation practices.  In setting compensation levels for 2018, our Compensation Committee considered publicly available compensation data to determine the relative strengths and weaknesses of our compensation packages on an aggregate basis solely as a validation after determining the types and amount of compensation based on its own evaluation.  In addition to a review of the general market compensation levels and practices, in setting compensation levels for 2018, our Compensation Committee also considered each executive’s level of responsibility and performance for the overall operations of the Company, historical Company practices, long-term market trends, internal pay equity, expectations regarding the individual’s future contributions, our own performance and budget considerations.

Role of Shareholder Say-on-Pay Votes

The Company annually offers shareholders the opportunity to cast an advisory vote on our executive compensation program.  This annual vote is known as the “say-on-pay” proposal.  At our annual general meeting in 2018, approximately 93 percent of votes cast were in favor of our executive compensation program for 2017.   The Compensation Committee believes these results demonstrate that shareholders support our executive compensation program.  When making future compensation decisions for Named Executive Officers, the Compensation Committee will continue to consider the opinions that shareholders express through say-on-pay votes.

Executive Compensation Program Elements

Base Salaries

We pay each Named Executive Officer a base salary to provide each executive with a minimum, fixed level of cash compensation.  Decisions regarding increases to base salaries are made at the discretion of our Compensation Committee.  In reviewing base salary levels for our Named Executive Officers, our Compensation Committee primarily considers and assesses the following factors: each Named Executive Officer’s current base salary, their job responsibilities, leadership and experience, value to our Company and the recommendations of our President and Chief Executive Officer (other than with respect to his own compensation).

During 2018, the Compensation Committee approved base salary increases for Dr. Brisbin, Mr. Bieber, Mr. Chow,  Mrs. McLaughlin and Mr. Chen to recognize their leadership and experience. When approving the base salary increases, the Compensation Committee also specifically took into account the Company’s larger size and scale as a result of the Company’s growth and the completion of the Lime Energy acquisition.

Named Executive Officer	Base Salary at end of 2017	Base Salary at end of 2018
Thomas D. Brisbin	$350,002	$400,005
Michael A. Bieber	$300,019	$350,002
Stacy B. McLaughlin	$178,547	$198,557
Daniel Chow	$250,016	$270,005
Micah Chen	$275,018	$295,006

Annual Bonuses

We determined to award performance bonuses to all of our Named Executive Officers in 2018.  The Compensation Committee determined the amount of each executive’s bonus in its discretion, and did not use any formulaic bonus metric. The Compensation Committee instead evaluated the Company’s overall performance against several metrics, including our revenue growth, EBITDA, earnings per share, and the ratio of EBITDA to our net revenue. The Compensation Committee also evaluated each executive’s individual performance during 2018 (with input from our Chief Executive Officer for the other Named Executive Officers).

In determining the amount of each executive’s 2018 bonus, the Compensation Committee primarily considered our strong revenue growth, EBITDA and earnings per share results achieved during 2018, as well as management’s role in accomplishing the Lime Energy acquisition and our related securities offering largely in-house with limited reliance on external resources. The Compensation Committee also considered budget considerations, each executive’s level of responsibility and performance, internal pay equity, and the recommendations of our Chief Executive Officer (other than with respect to his own compensation).

Long-Term Equity Awards

Our 2008 Performance Incentive Plan permits us to award all types of incentive awards, including incentive or nonqualified options, stock appreciation rights, stock bonuses, restricted stock, stock units, performance stock, phantom stock, dividend equivalents and other forms of awards.

As noted above, our Compensation Committee determined to introduce PBRSUs into our executive compensation program in 2018. For 2018, over 50% of the grant date value of the long-term equity incentive awards granted to each of our Named Executive Officers was granted in the form of PBRSUs.

In determining the level of awards granted to each of the Named Executive Officers, our Compensation Committee primarily took into account the executive’s level of responsibility and performance for the overall operations of the Company, internal pay equity, historical Company practices, each executive’s performance, and budget considerations.

Under our new PBRSU design, 50% of the target number of shares subject to each award will be EBITDA Units, and the remaining 50% of the target number of shares subject to each award will be EPS Units.  The Compensation Committee determined to move away from its historical practice of granting only time-based equity awards and introduced the PBRSUs in order to further align the interests of our executives with those of shareholders by strengthening the relationship between executive pay and our performance against two critical performance metrics that we believe will drive value creation for our shareholders.

In general, an equal number of EPS Units are eligible to vest based on the Company’s EPS growth as of the end of each of the 2018, 2019, 2020 and 2021 calendar years (each, a “Performance Year”), generally subject to the executive’s continued employment through the end of the applicable Performance Year.  For purposes of the EPS Units, EPS means the Company’s trailing three year numerical average diluted earnings per share for the applicable Performance Year as determined in accordance with GAAP, before stock compensation expense net of tax, plus or minus the effect of any extraordinary item or extraordinary transaction.

The chart below shows the EPS growth rate that we must achieve in order to satisfy the threshold, target and maximum performance levels for each Performance Year, and the corresponding percentage of the target number of EPS Units related to that Performance Year eligible to vest.  Results between the points in the chart will be interpolated on a linear basis.    If the threshold performance level is not achieved for any Performance Year, all of the EPS Units related to that Performance Year will be forfeited.

Performance	EPS Growth Rate Achieved	% of Target EPS Units Vesting
Threshold	<10%	0%
Target	20%	100%
Maximum	30%	250%

For the 2018 Performance Year, we achieved an actual EPS growth rate in excess of 30%, which resulted in each Named Executive Officer vesting in 250% of his or her target number of EPS Units for the 2018 Performance Year.

In general, an equal number of EBITDA Units are eligible to vest based on the Company’s adjusted EBITDA growth as of the end of each Performance Year, generally subject to the executive’s continued employment through the end of the applicable Performance Year.  For purposes of the EBITDA Units, adjusted EBITDA means the Company’s net income (loss) for the applicable Performance Year as determined in accordance with GAAP, plus (1) interest expense (loss), (2) income tax expense (benefit), (3) stock-based compensation, (4) interest accretion, (5) depreciation and amortization, and (6) plus or minus the effect of any extraordinary item or extraordinary transaction.  For purposes of setting the adjusted EBITDA goals, the baseline was the adjusted EBITDA forecast for 2017 of $20,100,000.

The chart below shows the adjusted EBITDA growth rate that we must achieve in order to satisfy the threshold, target and maximum performance levels for each Performance Year, and the corresponding percentage of the target number of EBITDA Units related to that Performance Year eligible to vest.  Results between the points in the chart will be interpolated on a linear basis.  If the threshold performance level is not achieved for any Performance Year, all of the EBITDA Units related to that Performance Year will be forfeited.

	Adjusted EBITDA Growth Rate	% of Target EBITDA Units
Performance	Achieved	Vesting
Threshold	<10%	0%
Target	20%	100%
Maximum	30%	250%

For the 2018 Performance Year, we achieved an actual adjusted EBITDA growth rate in excess of 30%, which resulted in each Named Executive Officer vesting in 250% of his or her target number of EBITDA Units for the 2018 Performance Year.

For 2018, in addition to the PBRSU awards, the Compensation Committee determined to grant stock options to Dr. Brisbin and Mr. Bieber that will vest ratably over a period of three years.  The Compensation Committee granted these option awards to provide an additional incentive for our two most senior officers to create and preserve long-term shareholder value, as the options will only have value if our share price increases following the grant date. Each option award was granted with an exercise price equal to the fair market value of a share of our Common Stock on the grant date, and will only have value if the executives are able to successfully drive appreciation in the value of our Common Stock.

Severance

Dr. Brisbin and Mr. Chow are employed pursuant to employment agreements or offer letters that provide specified levels of severance benefits if the executive’s employment is terminated by us without “cause” or, in the case of Dr. Brisbin, by the executive for a “good reason.”  The level of each executive’s severance benefits was negotiated and established in connection with the executive’s entry into his employment agreement or offer letter, and has been determined to be appropriate by the Compensation Committee based on the executive’s level of responsibility and performance for the overall operations of the Company, long-term market trends, and budget considerations.  Severance benefits for Dr. Brisbin are based on a multiple of “2x” his base salary and severance benefits for Mr. Chow are based on a multiple of “0.25x” base salary (or three months of base salary in total).  Severance benefits for Dr. Brisbin also includes payment of the executive’s target bonus for the year of termination of employment and a continued medical benefits component (which for Dr. Brisbin, is payable for any type of termination other than a termination by us for “cause”).

Mrs. McLaughlin, Mr. Bieber and Mr. Chen are not party to employment agreements or offer letters with us that provide for the payment of severance benefits for any type of termination of employment.

None of our Named Executive Officers is entitled to receive any automatic “single trigger” equity acceleration, as our equity awards will only vest in connection with a change in control of the Company if they are not substituted or assumed in connection with the transaction.

No Named Executive Officer is entitled to receive a “gross-up” or similar payment for any excise taxes that may become payable in connection with a change in control pursuant to Sections 280G and 4999 of the Code.  Instead, our 2008 Performance Incentive Plan generally provides that awards or payments under the 2008 Plan are automatically “cut back” in such circumstances in order to avoid triggering these excise taxes.

Other Benefits

While employed, we provide our Named Executive Officers with retirement benefits under our 401(k) Plan, participation in our medical, dental and insurance programs and vacation and other holiday pay, all in accordance with the terms of such plans and programs in effect from time to time and substantially on the same terms as those generally offered to our other employees.

Policy with Respect to Section 162(m)

Section 162(m) of the Code generally prohibits a publicly-held company from deducting compensation paid to a current or former Named Executive Officer that exceeds $1.0 million during the tax year.  Certain awards granted before November 2, 2017 that were based upon attaining pre-established performance measures that were set by the Compensation Committee under a plan approved by our shareholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1.0 million deductibility limit.

As one of the factors in its consideration of compensation matters, our Compensation Committee notes this deductibility limitation.  However, our Compensation Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and our shareholders, including awarding compensation that may not be deductible for tax purposes.  There can be no assurance that any compensation will in fact be deductible as a result of the limitations under Section 162(m).

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement.  Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this Proxy Statement.

Compensation Committee of the Board

Raymond W. Holdsworth (Chair)
Douglas J. McEachern
Mohammad Shahidehpour

The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

COMPENSATION OF EXECUTIVE OFFICERS

The following table presents information regarding compensation during fiscal 2018, fiscal 2017, and fiscal 2016 of our named executive officers (the “Named Executive Officers”).  The Named Executive Officers include our principal executive officer, principal financial officer, and our three other most highly compensated executive officers.

Summary Compensation Table—Fiscal 2018, Fiscal 2017, and Fiscal 2016

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)
Thomas D. Brisbin(5)	2018	390,389	365,000	1,722,685	1,601,113	13,800	4,092,986
Chairman of the Board and Chief Executive Officer	2017	333,661	175,000	—	—	14,175	522,836
	2016	300,019	—	432,400	655,590	14,550	1,402,560
Michael A. Bieber	2018	340,390	150,000	1,168,963	320,223	3,750	1,983,326
President	2017	290,220	110,000	93,957	197,399	3,750	695,326
	2016	270,046	25,000	—	418,190	3,750	716,986
Stacy B. McLaughlin	2018	194,709	60,000	246,101	—	4,250	505,060
Vice President and Chief Financial Officer	2017	178,547	33,797	37,577	78,962	16,268	345,151
	2016	171,592	35,000	—	152,576	16,268	375,435
Daniel Chow	2018	266,161	70,000	307,621	—	10,770	654,552
Chief Operating Officer	2017	238,023	50,000	155,353	316,225	9,270	768,871
	2016	229,842	25,000	108,100	196,677	9,240	568,859
Micah Chen	2018	278,093	30,000	246,101	—	—	554,194
General Counsel

(1)	The amounts reported under “Bonus” for 2018 include discretionary performance bonuses paid for 2018, as described in the “Compensation Discussion and Analysis” section above.

(2)

The amounts reported under “Stock Awards” for 2018 represent the aggregate grant date fair value of the EBITDA Units and EPS Units granted to our Named Executive Officers during fiscal 2018 (disregarding any estimate of forfeitures related to service-based vesting conditions).  For a discussion of the assumptions and methodologies used to calculate the amounts reported in this column, please see the discussion of restricted stock awards and performance-based restricted stock units contained in Note 9 (Equity Plans) to our consolidated financial statements, included as part of our 2018 Annual Report filed on Form 10-K. The EBITDA Units and EPS Units are valued based on the probable outcome of the applicable performance conditions as determined on the grant date.  If we achieve the highest level of performance under the EBITDA Units and EPS Units, the total grant date fair value for the EBITDA Units and EPS Units would increase to the following amounts: Dr. Brisbin ($4,306,712); Mr. Bieber ($2,922,408); Mrs. McLaughlin ($615,252); Mr. Chow ($769,052); and Mr. Chen ($615,252).

(3)

The amounts reported under “Option Awards” for 2018 represent the aggregate grant date fair value of option awards granted to our Named Executive Officers during fiscal 2018 (disregarding any estimate of forfeitures related to service-based vesting conditions).  For a discussion of the assumptions and methodologies used to calculate the amounts reported in this column, please see the discussion of stock option awards contained in Note 9 (Equity Plans) to our consolidated financial statements, included as part of our 2018 Annual Report filed on Form 10-K.

(4)

The amounts reported under “All Other Compensation” for 2018 include $3,000 in matching contributions made by us for each of our Named Executive Officers, other than Mr. Chen, under our 401(k) plan.  The balance of the amounts under ‘‘All Other Compensation” for each Named Executive Officer, other than Mr. Bieber and Mrs. McLaughlin, for 2018 represents automobile allowances paid to them or use of a company vehicle.  The balance of the amounts under “All Other Compensation” for Mrs. McLaughlin for 2018 represents cashing out of accumulated paid-time-off.

(5)	Dr. Brisbin served on the Board during fiscal 2018, 2017 and 2016. As an employee-director, Dr. Brisbin did not receive additional compensation for his services as a director.

Compensation of Named Executive Officers

The Summary Compensation Table above quantifies the value of the different forms of compensation earned by or awarded to our Named Executive Officers in each applicable fiscal year.  As described in the “Compensation Discussion and Analysis” section above, the primary elements of each Named Executive Officer’s total compensation reported in the table for 2018 are base salary, performance bonus and a long-term equity incentive award consisting of EBITDA Units and EPS Units (and stock options for Dr. Brisbin and Mr. Bieber).  Named Executive Officers also received the other benefits listed in the “All Other Compensation” column of the Summary Compensation Table, as further described in footnote (4) to the table.

The Summary Compensation Table should be read in conjunction with the “Compensation Discussion and Analysis” section above and the tables and narrative descriptions that follow.  A description of the material terms of each Named Executive Officer’s employment agreement, if any, is provided immediately following this paragraph.

Description of Employment Agreements, Salary and Bonus Amounts

On May 3, 2011, we entered into an amended and restated employment agreement with Dr. Brisbin.  This employment agreement provides for “at-will” employment and does not include a specified term.  This agreement provides for Dr. Brisbin to receive a base salary and an annual incentive bonus as determined by the Compensation Committee.  The annual target bonus for Dr. Brisbin under this agreement is 100% of his annual base salary.  Dr. Brisbin is also entitled to participate in benefit plans made available to our employees generally.

On October 29, 2008, we entered into an offer letter with Mr. Chow.  The letter provides that Mr. Chow’s employment is on an “at-will” basis and for his initial base salary to be $205,000 per year (which has been subsequently increased to approximately $266,000 per year).

On December 17, 2014, we entered into an offer letter with Mr. Bieber.  The letter provides that Mr. Bieber’s employment is on an “at-will” basis and for his initial base salary to be $270,000 per year (which has been subsequently increased to approximately $340,000 per year).

The Company has not entered into an employment agreement or offer letter with Mrs. McLaughlin or Mr. Chen.

The provisions of these agreements relating to severance benefits following a termination of the Named Executive Officer’s employment are described below under “Potential Payments Upon Termination or Change in Control.”

Grants of Plan-Based Awards in Fiscal 2018

The following table presents information regarding the equity incentive awards granted to Named Executive Officers during fiscal 2018 under the 2008 Plan. Please see the “Compensation Discussion and Analysis” section above for a description of the material terms of the awards.

		Estimated Future Payouts				All Other
		Under Equity Incentive				Option Awards:			Grant Date
	Grant Date	Plan Awards				Number of			Fair Value of
						Securities		Exercise or	Options Awards
						Underlying		Base Price of	and
		Threshold	Target		Maximum	Options		Option Awards	Stock Awards
Name		(#)	(#)		(#)	(#)		($/Sh)	($)
Thomas D. Brisbin	3/6/2018	1	78,518	(1)	196,295	—		—	1,722,685
	9/4/2018		—		—	125,000	(2)	31.73	1,601,113
Michael A. Bieber	3/6/2018	1	53,280	(1)	133,200	—		—	1,168,963
	9/4/2018		—		—	25,000	(2)	31.73	320,223
Stacy B. McLaughlin	3/6/2018	1	11,217	(1)	28,043	—		—	246,101
Daniel Chow	3/6/2018	1	14,021	(1)	35,053	—		—	307,621
Micah Chen	3/6/2018	1	11,217	(1)	28,043	—		—	246,101

(1)	Consists of 50% EBITDA Units and 50% EPS Units that vest over a period of four years subject to the achievement of the applicable performance requirements.

(2)	These options vest in substantially equal annual installments over three years from their grant date.

Outstanding Equity Awards at Fiscal 2018 Year-End

The following table presents information regarding the outstanding option and restricted stock or unit awards held by each Named Executive Officer as of December 28, 2018.

	Options Awards					Stock Awards
											Equity
									Equity		Incentive
									Incentive		Plan Awards:
									Plan Awards:		Market or
									Number of		Payout Value
	Numbers of	Number of							Unearned		of Unearned
	Securities	Securities				Number of		Market Value	Shares, Units		Shares, Units
	Underlying	Underlying				Shares or Units		of Shares or	or Other		or Other
	Unexercised	Unexercised		Option		of Stock that		Units of Stock	Rights That		Rights That
	Options	Options		Exercise	Option	Have Not		That Have Not	Have Not		Have Not
	Exercisable	Unexercisable		Price	Expiration	Vested		Vested	Vested		Vested
Name	(#)	(#)		(#)	Date	(#)		($)	(#)		($)
Thomas D. Brisbin	50,000	—		1.87	6/8/2019	26,667	(3)	906,667	—		—
	50,000	—		2.71	8/12/2020	—		—	—		—
	25,000	—		4.01	6/6/2021	—		—	—		—
	50,000	—		7.13	6/6/2024	—		—	—		—
	50,000	—		13.91	6/5/2025	—		—	—		—
	66,666	33,334	(1)	16.27	11/3/2026	—		—	—		—
	—	125,000	(9)	31.73	9/4/2028	—		—	196,295	(10)	6,674,030
Michael Bieber	100,000	—		13.49	12/31/2024	3,333	(6)	113,322	—		—
	25,000	—		13.91	6/5/2025	—		—	—		—
	16,667	8,333	(2)	9.13	3/10/2026	—		—	—		—
	33,333	16,667	(1)	16.27	11/3/2026	—		—	—		—
	5,555	11,112	(4)	28.19	3/8/2027	—		—	—		—
	—	25,000	(9)	31.73	9/4/2028	—		—	133,200	(10)	4,528,800
Stacy McLaughlin	1,667	—		14.01	11/5/2024	1,333	(6)	45,322	—		—
	10,000	—		13.86	3/26/2025	—		—	—		—
	10,000	5,000	(2)	9.13	3/10/2026	—		—	—		—
	10,000	5,000	(1)	16.27	11/3/2026	—		—	—		—
	2,222	4,445	(4)	28.19	3/8/2027	—		—	—		—
	—	—		—	—	—		—	28,043	(10)	953,445
Daniel Chow	10,000	—		2.71	8/12/2020	6,667	(3)	226,678	—		—
	7,000	—		3.84	3/26/2022	2,667	(6)	90,678	—		—
	5,000	—		7.13	6/6/2024	2,667	(7)	90,678	—		—
	5,000	—		14.01	11/5/2024	—		—	—		—
	20,000	10,000	(1)	16.27	11/3/2026	—		—	—		—
	4,444	8,889	(4)	28.19	3/8/2027	—		—	—		—
	4,444	8,889	(5)	30.06	10/31/2027	—		—	—		—
	—	—		—	—	—		—	35,053	(10)	1,191,785
Micah Chen	23,333	46,667	(8)	32.79	7/17/2027	—		—	—		—
	—	—		—	—	—		—	28,043	(10)	953,445

(1)	These options were granted on November 3, 2016 and vest in substantially equal annual installments over three years from their grant date.

(2)	These options were granted on March 10, 2016 and vest in substantially equal annual installments over three years from their grant date.

(3)	These restricted stock awards were granted on May 5, 2016 and vest in substantially equal annual installments over three years from their grant date.

(4)	These options were granted on March 8, 2017 and vest in substantially equal annual installments over three years from their grant date.

(5)	These options were granted on October 31, 2017 and vest in substantially equal annual installments over three years from their grant date.

(6)	These restricted stock awards were granted on March 8, 2017 and vest in substantially equal annual installments over three years from their grant date.

(7)	These restricted stock awards were granted on October 31, 2017 and vest in substantially equal annual installments over three years from their grant date.

(8)	These options were granted on July 17, 2017 and vest in substantially equal annual installments over three years from their grant date.

(9)	These options were granted on September 4, 2018 and vest in substantially equal annual installments over three years from their grant date.

(10)	These performance-based restricted stock units were granted on March 6, 2018 and vest in substantially equal installments over four years from their grant date.

Option Exercises and Stock Vested in Fiscal 2018

The following table presents information regarding the options exercised by each Named Executive Officer and stock awards vested during fiscal 2018, if any.

	Option Awards		Stock Awards
	Numbers of		Numbers of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)(1)	(#)	($)(2)
Thomas D. Brisbin	—	—	13,200	369,336
Michael A. Bieber	—	—	1,099	24,936
Stacy B. McLaughlin	—	—	439	9,961
Daniel Chow	—	—	5,060	138,877
Micah Chen	—	—	—	—

(1)

The amounts reported as the “Value Realized on Exercise” (if any) are determined by multiplying (i) the number of shares of common stock to which the exercise of the option related by (ii) the difference between the per-share price of the common stock on the exercise date and exercise price of the options.

(2)

The amounts reported as the “Value Realized on Vesting” (if any) are determined by multiplying (i) the number of shares of common stock that vested by (ii) the per-share price of the common stock on the vesting date.

Potential Payments Upon Termination or Change in Control

Outstanding options and restricted stock and unit awards issued under our 2008 Plan will vest immediately and become fully exercisable upon a change in control of us to the extent such outstanding awards are not substituted or assumed in connection with the transaction.

In addition, the terms of the EBITDA Units and EPS Units provide that in the event a change in control occurs before the end of any Performance Year, the greater of the target number of each type of units subject to the award or the number of each type of units earned based on actual performance through the date of the change in control will become eligible to vest (with the number of units earned based on actual performance for Performance Years yet to begin measured on an average basis based on actual performance in all completed Performance Years).  Any EBITDA Units and EPS Units that become eligible to vest will vest on the first anniversary of the date of the change in control, or earlier upon a Named Executive Officer’s termination of employment by the Company without cause, by the executive for a “good reason,” or due to an executive’s death or disability.  Upon a Named Executive Officer’s death or disability at any time (whether or not in connection with a change in control), the executive will become vested in the greater of the target number of each type of units subject to the award or the number of each type of units earned based on actual performance for the then in-progress Performance Year, and in the target number of each type of units for all Performance Years that have yet to begin.

The employment agreement entered into with Dr. Brisbin provides for severance benefits upon certain terminations of his employment with us.  If such Named Executive Officer’s employment is terminated by us without cause or by the Named Executive Officer for good reason (as such terms are defined in his employment agreement), the Named Executive Officer will be entitled to a severance benefit equal to two times his base salary at the annualized rate then in effect, paid in 24 equal installments.  In addition, the Named Executive Officer would be entitled to payment of his target bonus for the year in which such a termination of employment occurs.  Upon the termination of his employment for any reason other than by us for cause, Dr. Brisbin would be entitled to continued medical insurance coverage by us for Dr. Brisbin and his spouse and dependent children, such coverage generally to continue until the date he attains age 65 or becomes eligible for coverage under the health plan of a future employer.  The Named Executive Officer’s right to receive the severance benefits described above is contingent on the executive providing a general release of claims in favor of the Company and complying with certain non-solicitation and other restrictive covenants set forth in his employment agreement.

Mr. Chow’s offer letter provides that if his employment is terminated by the Company without cause, he will be entitled to a lump sum severance payment equal to three months of his base salary.  Mr. Bieber’s offer letter does not provide for any additional severance benefits.  As noted above, Mrs. McLaughlin and Mr. Chen are not party to an employment agreement or offer letter with the Company.

The following table sets forth the estimated payments and benefits that would be provided to each Named Executive Officer in the event the Named Executive Officer’s employment is terminated as described above.  In accordance with applicable SEC disclosure rules, these estimates assume a termination date of December 28, 2018.

			Equity
		Continued Health	Acceleration
Name	Severance	Coverage	(1)	Total
	($)	($)	($)	($)
Thomas D. Brisbin	1,200,000	—	3,670,720	4,870,720
Michael A. Bieber	—	—	2,490,840	2,490,840
Stacy B. McLaughlin	—	—	524,390	524,390
Daniel Chow	67,500	—	655,480	722,980
Micah Chen	—	—	524,390	524,390

(1)

Represents the value of the actual number of EBITDA Units and EPS Units earned for the 2018 Performance Year, and the value of the target number of EBITDA Units and EPS Units for all future Performance Years.  The value of the EBITDA Units and EPS Units is based on the $34.00 closing price of our common stock on December 28, 2018.

Pay Ratio Disclosure

The 2018 annual total compensation of the Company’s Chief Executive Officer was $4,092,986.  The 2018 annual total compensation of our median employee (excluding our Chief Executive Officer) was $53,991.  The ratio between the two amounts is 75.8.  The Company believes that the ratio of pay included above is a reasonable estimate calculated in a manner consistent with applicable SEC rules.

To determine the pay ratio, we took the following steps:

➢

We identified the median employee using our employee population consisting of 1,202 employees on December 28, 2018 (excluding our Chief Executive Officer).  We identified the median employee based on gross wages paid in 2018 as reported on Form W-2.  We did not make any assumptions, adjustments or estimates with respect to gross wages paid in 2018.

➢

As required under the SEC rules, after identifying our median employee, we calculated annual total compensation for both our median employee and our Chief Executive Officer using the same methodology that we used to determine our Named Executive Officers’ annual compensation for the Summary Compensation Table above.

This information is being provided for compliance purposes.  Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.  Given the different methodologies that companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

DIRECTOR COMPENSATION

Director Compensation for Fiscal 2018

The following table presents information regarding the compensation earned during fiscal 2018 by individuals who were members of our Board at any time during fiscal 2018 and were not employed by us or any of our subsidiaries (referred to herein as “Non-Employee Directors”).  Dr. Brisbin is a Named Executive Officer and his compensation is presented above under “Executive Compensation” in the Summary Compensation Table and related explanatory tables.  Dr. Brisbin is not entitled to additional compensation for his services as a director. Mr. Conway was not appointed to the Board until after the end of fiscal 2018 and is therefore not included in the table below.

	Fees
	Earned or	Stock	Option	All Other
	Paid in Cash	Awards	Awards	Compensation	Totals
Name	($)	($)(1)(2)	($)(2)	($)	($)
Steven A. Cohen	51,000	70,002	—	—	121,002
Debra Coy	34,500	92,482	—	—	126,982
Raymond W. Holdsworth	57,500	70,002	—	—	127,502
Douglas J. McEachern	63,000	70,002	—	—	133,002
Dennis V. McGinn	48,000	83,017	—	—	131,017
Curtis S. Probst	48,000	83,017	—	—	131,017
Keith W. Renken	61,500	70,002	—	—	131,502
Mohammad Shahidehpour	52,125	70,002	—	—	122,127

(1)

The amounts reported under “Stock Awards” above represent the aggregate grant date fair value of restricted stock awards granted to our Non-Employee Directors during fiscal 2018 (disregarding any estimate of forfeitures related to service-based vesting conditions).  For a discussion of the assumptions and methodologies used to calculate the amounts reported in this column, please see the discussion of restricted stock awards contained in Note 9 (Equity Plans) to our consolidated financial statements, included as part of our 2018 Annual Report filed on Form 10-K.

(2)

As of December 28, 2018,  (i) Messrs. Holdsworth, McEachern and Renken each held 4,996 unvested and outstanding restricted stock awards, (ii) Messrs. Cohen and Shahidehpour each held 4,013 unvested and outstanding restricted stock awards, (iii) Messrs. Probst and McGinn each held 3,930 unvested and outstanding restricted stock awards and (iv) Ms. Coy held 3,283 unvested and outstanding restricted stock awards.

Compensation for Non-Employee Directors during fiscal 2018 generally consisted of an annual retainer, fees for attending meetings, fees for work related to board committees and a restricted stock grant award.

Annual Retainer and Meeting Fees

The following table sets forth the schedule of annual retainers and meeting fees for each Non-Employee Director in effect during fiscal 2018.

Type of Fee	Dollar Amount
Annual Board Retainer	$36,000
Additional Annual Retainer to Lead Director	$15,000
Additional Annual Retainer to Chair of Audit Committee	$16,500
Additional Annual Retainer to Chair of Compensation Committee	$11,000
Additional Annual Retainer to Chair of Strategy, Mergers and Acquisitions Committee	$7,500
Additional Annual Retainer to Chair of Nominating and Governance Committee	$7,500
Additional Annual Retainer to Member of Audit Committee	$7,500
Additional Annual Retainer to Member of Compensation Committee	$5,500
Additional Annual Retainer to Member of Strategy, Mergers and Acquisitions Committee	$4,500
Additional Annual Retainer to Member of Nominating and Governance Committee	$4,500
Additional Daily Fee for Attendance at Board Meetings (1)	$1,500
Additional Daily Fee for Attendance at Committee Meetings (1)	$1,000

(1)

Directors only receive one fee for meetings per day after a minimum of: (i) 4 Board meetings, (ii) 6 Audit Committee meetings or (iii) 5 Compensation Committee, Nominating and Governance Committee or Strategy, Mergers and Acquisitions Committee meetings.

All Non-Employee Directors are also reimbursed for out-of-pocket expenses they incur serving as directors.

Restricted Stock Awards

In June 2018,  Messrs. Cohen, Holdsworth, McEachern, Renken, and Shahidehpour were granted a restricted stock award of 2,485 shares,  Messrs. McGinn and Probst were granted a restricted stock award of 2,947 shares and Ms. Coy was granted a restricted stock award of 3,283 shares under the 2008 Plan.  Each restricted stock award granted to our Non-Employee Directors in fiscal 2018 is subject to a two year vesting schedule, with 50% of the award vesting on each of the first and second anniversaries of the grant date, subject in each case to the Non-Employee Director’s continued service through the applicable vesting date.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, for each of our equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 28, 2018.  Our equity compensation plans consist of our 2006 Plan, our 2008 Plan and our ESPP. The table below is presented assuming the maximum number of shares potentially issuable under the EBITDA Units and EPS Units become vested and payable.

Number of
securities
remaining available
for future issuance
under equity
	Number of securities		compensation
	to be issued upon	Weighted-average	plans
	exercise of	exercise price of	(excluding
	outstanding options,	outstanding options,	securities reflected
	warrants and rights	warrants and rights	in column (a))
Plan Category	(a)	(b)	(c)(1)
Equity compensation plans approved by security holders	1,252,035	$16.87	785,584
Equity compensation plans not approved by security holders	—	—	—
Totals	1,252,035	$16.87	785,584

(1)

Represents 45,247 shares available for future issuance under our 2008 Plan, and 740,337 shares available for future issuance under our ESPP.  Shares available under our 2008 Plan may be used for any type of award authorized in that plan (subject to certain limitations of the plan), including stock options, stock appreciation rights, stock units, restricted stock, performance-based awards, stock bonuses and other awards payable in shares of Company common stock. This table does not reflect the approximately 955,000 additional shares that will be available under the 2008 Plan if shareholders approve the 2008 Plan proposal.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions

The following provides a description of certain relationships and related transactions since the beginning of fiscal 2018 between some of our directors, executive officers and holders of 5% or more of our common stock and us or our subsidiaries and affiliates involving an amount that exceeded or may exceed $120,000 in the aggregate.

Lifetime Medical Benefits.  On May 19, 2006, our Board approved the extension of lifetime medical benefits to Win Westfall, a member of our Board until his retirement on March 14, 2018, and his spouse, Patricia Westfall.  In fiscal 2018, we paid premiums for these medical benefits in the amount of $13,132 for Mr. Westfall and his spouse.

Tax Agreements.  In connection with our initial public offering in November 2006, we entered into a Tax Agreement Relating to S Corporation Distributions with each of our stockholders at the time of our initial public offering, including Mr. Westfall, a member of our Board until his retirement on March 14, 2018.  Pursuant to these agreements, we agreed to indemnify, defend and hold harmless each stockholder on an after-tax basis against additional income taxes, plus interest and penalties resulting from adjustments made, as a result of a final determination made by a competent tax authority, to the taxable income we reported as an S Corporation.  Such indemnification also includes any losses, costs or expenses, including reasonable attorneys’ fees, arising out of a claim for such tax liability. In fiscal 2018, we did not incur any indemnification related expenses as a result of the Tax Agreement.

Indemnification of Officers and Directors.  We have entered into indemnification agreements with all of our current executive officers and directors.  These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us and to advance expenses reasonably incurred as a result of any proceeding against them as to which they could be indemnified.  Additionally, we may enter into indemnification agreements with any future directors or executive officers. In fiscal 2018, we did not incur any indemnification related expenses as a result of indemnification agreements with our current executive officers and directors.

Related Person Transaction Policy

In March 2007, the Board adopted a policy addressing the Company’s procedures with respect to the review, approval and ratification of “related person transactions” that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.  The policy provides that any transaction, arrangement or relationship, or any series of similar transactions, in which the Company was, is or will be a participant, the amount involved exceeds $120,000, and a “related person” (as defined in the policy) has or will have a direct or indirect material interest (each such transaction, a “Related Person Transaction”) shall be subject to review and approval or ratification by the Audit Committee.  In its review of Related Person Transactions, the Audit Committee shall review the material facts and circumstances of the transaction and shall take into account certain factors, where appropriate, based on the particular facts and circumstances, including (i) the nature of the “related person’s” interest in the transaction, (ii) the approximate dollar value of the amount involved in the Related Person Transaction, (iii) whether the transaction was taken in the Company’s ordinary course of business, (iv) whether the transaction with the “related person” is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party and (v) the purpose of, and the potential benefits to the Company of, the Related Person Transaction.

No member of the Audit Committee may participate in the review, approval or ratification of a transaction with respect to which he or she is a “related person” provided that such member can be counted for purposes of a quorum and shall provide such information with respect to the transaction as may be reasonably requested by other members of the Audit Committee or the Board.

REPORT OF THE AUDIT COMMITTEE

Management is responsible for the Company’s internal controls and financial reporting process, including our internal control over financial reporting, and for preparing our consolidated financial statements.   Crowe LLP, an independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for expressing an opinion on the conformity of our audited consolidated financial statements to accounting principles generally accepted in the United States of America in all material respects.  In this context, the responsibility of the Audit Committee is to oversee our accounting and financial reporting processes and the independent audit of our consolidated financial statements.

In the performance of its oversight function, the Audit Committee reviewed and discussed with management and Crowe LLP our audited consolidated financial statements as of and for the year ended December 28, 2018.   The Audit Committee also discussed with Crowe LLP the matters required to be discussed by Auditing Standards No. 1301,  Communications with Audit Committees, issued by PCAOB.

The Audit Committee received the written communication from Crowe LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence.   Rule 3526 requires our independent registered public accounting firm to disclose in writing to the Audit Committee, at least annually, all relationships between them and us that, in their judgment, reasonably may be thought to bear on independence and to discuss their independence with the Audit Committee.   The Audit Committee discussed with Crowe LLP its independence and considered in advance whether the provision of any non-audit services by Crowe LLP is compatible with maintaining its independence.  The Audit Committee also received and reviewed a report by Crowe LLP outlining communications required by Nasdaq listing standards (1) reviewing the firm’s internal quality control procedures; (2) describing any material issue raised by (a) the most recent internal quality control review of the firm, (b) peer review of the firm, or (c) any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the firm, and any steps taken to deal with such issues; and (3) assessing Crowe LLP’s independence, including all relationships between Crowe LLP and the Company.

Based on the reviews and discussions of the Audit Committee described above, and in reliance on the unqualified opinion of Crowe LLP dated March 8, 2019, regarding our audited consolidated financial statements as of and for the year ended December 28, 2018, and subject to the limitations on the responsibilities of the Audit Committee noted above and in the Audit Committee’s charter, the Audit Committee recommended to the Board, and the Board approved, that such audited and consolidated financial statements be included in our annual report on Form 10-K for the year ended December 28, 2018, that was filed with the SEC.

Members of the Audit Committee

Douglas J. McEachern (Chair)

Robert Conway*

Debra Coy

Keith W. Renken

*Mr. Conway was appointed to the Audit Committee effective April 10, 2019.

The preceding Report of the Audit Committee shall not be deemed filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference into a filing under either of such Acts.  The Report shall not be deemed soliciting material, or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Securities Exchange Act.

OTHER INFORMATION

Solicitation of Proxies

The cost of solicitation of proxies will be paid by the Company.  Solicitation will include the preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials, this Proxy Statement, the proxy and any additional solicitation of proxies from stockholders.  Directors, officers and regular employees of the Company, without additional remuneration, may solicit proxies by telephone, e-mail, facsimile, personal interviews and other means.  The Company anticipates out-of-pocket costs associated with proxy solicitation.  The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners.  The Company will reimburse such holders for their reasonable expenses.

Householding of Stockholder Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of the Notice of Internet Availability of Proxy Materials or, as applicable, the Company’s Proxy Statement or Annual Report may be sent to multiple stockholders in the same household unless the Company has received contrary instructions from one or more of the stockholders.  The Company will promptly deliver a separate copy of any document to any stockholder upon request by writing to the Company at the following address:  Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, California 92806, Attn:  Secretary or upon oral request directed to the Company’s Secretary at (800) 424-9144.  Any stockholder who wants to receive separate copies of the Notice of Internet Availability of Proxy Materials, the Annual Report and Proxy Statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact the stockholder’s bank, broker or other nominee record holder, or contact the Company by writing to the above address or by oral request at the above telephone number.  Please note that if you would like to receive a paper copy of the proxy materials for purposes of this year’s Annual Meeting, you should follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to you.

Annual Report on Form 10-K

We will mail you, without charge, a copy of our annual report on Form 10-K for the fiscal year ended December 28, 2018, including the consolidated financial statements, schedules and list of exhibits, upon written request.  Requests should be sent to:  Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, California 92806, ATTN:  Investor Relations.  The annual report on Form 10-K is also available at www.willdan.com.

Stockholder Proposals

Requirements for Proposals to be Considered for Inclusion in Proxy Materials.  Stockholders interested in submitting a proposal for inclusion in the proxy materials for our 2020 annual meeting of stockholders (the “2020 Annual Meeting”) may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act.  To be eligible for inclusion in our proxy statement for our 2020 annual meeting, stockholder proposals must be received no later than December 26, 2019 and must comply with our Bylaws and Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials.  If we change the date of the 2020 annual meeting of stockholders by more than 30 days from the anniversary of this year’s meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2020 annual meeting of stockholders.

Requirements for Proposals Not Intended for Inclusion in Proxy Materials and for Nomination of Director Candidates.  Stockholders who wish to nominate persons for election to the Board at the 2020 annual meeting of stockholders or who wish to present a proposal at the 2020 annual meeting of stockholders, but whose stockholder proposal will not be included in the proxy materials we distribute for such meeting, must deliver written notice of the nomination or proposal to our Secretary no earlier than February 14, 2020 and no later than the close of business on March 15, 2020.  If, however, the date of the 2020 Annual Meeting is more than 30 days before or more than 60 days after June 13, 2020, stockholders must submit such nominations or proposals no earlier than the close of business on the 120th day prior to the 2020 Annual Meeting, and no later than the close of business on the later of the 90th day prior to the 2020 Annual Meeting or the 10th day following the date on which public disclosure of the date of the 2020 Annual

Meeting is first made by the Company.  In addition, with respect to nominations for directors, if the number of directors to be elected at the 2020 Annual Meeting is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board by March 5, 2020 (100 days prior to the first anniversary of this year’s Annual Meeting), notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to our Secretary at our principal executive offices no later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.  Any proposal nominating a director candidate must also comply with the requirements under Section 3.04(a) of our Bylaws.  If a stockholder’s written notice is not received between the dates specified above and does not satisfy these additional informational requirements, the notice will not be considered properly submitted and will not be acted upon at the 2020 annual meeting of stockholders.

Our Bylaws also provide that a stockholder who wishes to nominate a director or propose other proper business to be brought before the stockholders at the Annual Meeting must be a stockholder of record of the Company at the time the notice is delivered to the Company’s Secretary and the stockholder must be entitled to vote at the Annual Meeting.

A stockholder notice to nominate a director or bring any other business before the 2020 Annual Meeting of Stockholders must set forth certain information specified in our Bylaws.  Any stockholder proposal should be mailed to:  Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, California 92806, Attn:  Secretary.  Copies of the Charter and Bylaws may be obtained without charge by providing a written request to the Secretary of the Company at that address.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq Global Market.  Officers, directors and greater than 10% stockholders are required by the SEC’s regulations to furnish us with copies of all Section 16(a) forms they file.  Based solely on our review of the copies of such reports furnished to us, the following officers, directors and greater than 10% stockholders failed to file certain reports required by Section 16(a) of the Exchange Act on a timely basis.

Dr. Brisbin had one late filing on Form 4 that did not timely report one transaction.  On June 5, 2018,  Dr. Brisbin reported the disposition of 7,435 shares dated May 31, 2018.

To our knowledge, based solely on our review of the copies of such reports furnished to us, all other Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were satisfied.

Other Matters

The Board does not know of any matter other than those described in this Proxy Statement which will be presented for action at the Annual Meeting.  If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY.  PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY TODAY.

APPENDIX A

WILLDAN GROUP, INC.

AMENDED AND RESTATED 2008 PERFORMANCE INCENTIVE PLAN

1.    PURPOSE OF PLAN

The purpose of this Willdan Group, Inc. Amended and Restated 2008 Performance Incentive Plan (this “Plan”) of Willdan Group, Inc., a Delaware corporation (the “Corporation”), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.    ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons.  An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws.  An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine.  As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3.    PLAN ADMINISTRATION

3.1         The Administrator.  This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator.  The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan.  Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law.  A committee may delegate some or all of its authority to another committee so constituted.  The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards.  The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan.  Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter.  Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act).  To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

3.2         Powers of the Administrator.  Subject to the express provisions of this Plan, including, without limitation,  Sections 3.6 and 3.7, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)          determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b)          grant awards to Eligible Persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons (in the case of securities-based awards), determine the other specific terms and conditions awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c)          approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d)          construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)          cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)          accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g)          adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);

(h)          determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i)           determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j)           acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below); and

(k)          determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

Notwithstanding the foregoing and except for an adjustment pursuant to Section 7.1 or a repricing approved by stockholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.

3.3         Binding Determinations.  Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons.  Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4         Reliance on Experts.  In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation.  No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.5         Delegation.  The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties

3.6         Minimum Vesting Requirement.  Except as provided in the next sentence, all awards granted under this Plan shall be subject to a minimum vesting requirement of one year, and no portion of any such award may vest earlier than the first anniversary of the grant date of the award (the “Minimum Vesting Requirement”).  The Minimum Vesting Requirement shall not apply to 5% of the total number of shares available under this Plan.

3.7         Dividends on Unvested Equity Awards.  If the Corporation pays an ordinary cash dividend, the cash dividend shall not be paid on a current basis with respect to any awards that are not vested as of the record date for the ordinary cash dividend.  Nothing in this Section 3.7 shall limit or restrict the Administrator’s ability (1) for shares of Common Stock subject to restricted stock or performance stock awards, to pay the amount of the ordinary cash dividend upon (and subject to) the vesting of such shares of Common Stock subject to these Awards, or (2) for stock unit awards, to credit dividend equivalents with respect to such awards in the form of additional stock units that will be subject to the same vesting terms and conditions as the underlying stock unit awards to which they relate, or (3) to make any adjustment pursuant to Section 7 of this Plan.

4.    SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

4.1         Shares Available.  Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares.  For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2         Share Limits.  The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1)          3,666,167 shares of Common Stock, plus

(2)          the number of shares of Common Stock subject to options granted under the Willdan Group, Inc. 2006 Stock Incentive Plan (the “2006 Plan”) and outstanding on June 9, 2008 which expire, or for any reason are cancelled or terminated, after June 9, 2008 without being exercised.

The following limits also apply with respect to awards granted under this Plan:

(a)          The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 3,925,000 shares.

(b)          The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 300,000 shares.

(c)          Awards that are granted under this Plan during any one calendar year to any person who, on the grant date of the award, is a non-employee director are subject to the limits of this Section 4.2(c).  The maximum number of shares of Common Stock subject to those awards that are granted under this Plan during any one calendar year to an individual who, on the grant date of the award, is a non-employee director is the number of shares that produce a grant date fair value for the award that, when combined with the grant date fair value of any other awards granted under this Plan during that same calendar year to that individual in his or her capacity as a non-employee director, is $200,000; provided that this limit is $400,000 as to (1) a non-employee director who is serving as the Independent Chair of the Board or the Lead Independent Director at the time the applicable grant is made or (2) any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the Board.  For purposes of this Section 4.2(c), a “non-employee director” is an individual who, on the grant date of the award, is a member of the Board who is not then an officer or employee of the Corporation or one of its Subsidiaries.  For purposes of this Section 4.2(c), “grant date fair value” means the value of the award as of the date of grant of the award and as determined using the equity award valuation principles applied in the Corporation’s financial reporting.  The limits of this Section 4.2(c) do not apply to, and shall be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Corporation or one of its Subsidiaries.  The limits of this Section 4.2(c) apply on an individual basis and not on an aggregate basis to all non-employee directors as a group.

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3         Awards Settled in Cash, Reissue of Awards and Shares.  To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan.  In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, only the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan.  To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right or stock option granted under this Plan, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 4.2, as opposed to only counting the shares actually issued.  (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Section 4.2 with respect to such exercise.)  Except as provided in the next sentence, shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan.  Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award, shall not be available for subsequent awards under this Plan.  Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards.  The Corporation may not increase the Share Limit by repurchasing shares of Common Stock on the market (by using cash received through the exercise of stock options or otherwise.)

4.4         Reservation of Shares; No Fractional Shares; Minimum Issue.    The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash).  No fractional shares shall be delivered under this Plan.  The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan.  No fewer than 100 shares may be purchased on exercise of any award (or, in the case of stock appreciation or purchase rights, no fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.    AWARDS

5.1         Type and Form of Awards.  The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person.  Awards may be granted singly, in combination or in tandem.  Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries.  The types of awards that may be granted under this Plan are (subject, in each case, to the no repricing provisions of Section 3.2):

5.1.1         Stock Options.  A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator.  An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO).  The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option.  The maximum term of each option (ISO or nonqualified) shall be ten (10) years.  The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option.  When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2         Additional Rules Applicable to ISOs.  To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options.  In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first.  To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO.  ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question).  There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code.  No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.  If an otherwise intended ISO fails to meet the applicable requirements of Section 422 of the Code, the option shall be a nonqualified stock option.

5.1.3         Stock Appreciation Rights.  A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the SAR.  The maximum term of a SAR shall be ten (10) years.

5.1.4         Other Awards.  The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or ratio related to the Common Stock, and any of which may (but need not) be fully vested at grant or vest upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) any similar awards with a value derived from the value of or related to the Common Stock and/or returns thereon and other cash awards.

5.2         Reserved.

5.3         Award Agreements.  Each award shall be evidenced by either (1) a written award agreement in a form approved by the Administrator and executed by the Corporation by an officer duly authorized to act on its behalf, or (2) an electronic notice of award grant in a form approved by the Administrator and recorded by the Corporation (or its designee) in an electronic recordkeeping system used for the purpose of tracking award grants under this Plan generally (in each case, an “award agreement”), as the Administrator may provide and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require.  The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation.

5.4         Deferrals and Settlements.  Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose.  The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan.  The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.5         Consideration for Common Stock or Awards.  The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•      services rendered by the recipient of such award;

•      cash, check payable to the order of the Corporation, or electronic funds transfer;

•      notice and third party payment in such manner as may be authorized by the Administrator;

•      the delivery of previously owned shares of Common Stock;

•      by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•      subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law.  Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise.  The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied.  Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.6         Definition of Fair Market Value.  For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the last price (in regular trading) for a share of Common Stock as furnished by the National Association of Securities Dealers, Inc. (the “NASD”) through the NASDAQ Global Market Reporting System (the “Global Market”) for the date in question or, if no sales of Common Stock were reported by the NASD on the Global Market on that date, the last price (in regular trading) for a share of Common Stock as furnished by the NASD through the Global Market for the next preceding day on which sales of Common Stock were reported by the NASD.  The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the last price (in regular trading) for a share of Common Stock as furnished by the NASD through the Global Market on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock as furnished by the NASD through the Global Market for the date in question or the most recent trading day.  If the Common Stock is no longer listed or is no longer actively traded on the Global Market as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances.  The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.7         Transfer Restrictions.

5.7.1         Limitations on Exercise and Transfer.  Unless otherwise expressly provided in (or pursuant to) this Section 5.7 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.7.2         Exceptions.  The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing.  Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).

5.7.3      Further Exceptions to Limits on Transfer.  The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a)          transfers to the Corporation (for example, in connection with the expiration or termination of the award),

(b)          the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)          subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d)          if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)          the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.8         International Awards.  One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States.  Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.    EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

6.1         General.  The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award.  If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2         Events Not Deemed Terminations of Service.  Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months.  In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires.  In no event shall an award be exercised after the expiration of the term set forth in the applicable award agreement.

6.3         Effect of Change of Subsidiary Status.  For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status, unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.

7.    ADJUSTMENTS; ACCELERATION

7.1         Adjustments.  Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Corporation as an entirety, the Administrator shall equitably and proportionately adjust the performance standards and/or period applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding performance-based awards.

It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A of the Code and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2         Corporate Transactions - Assumption and Termination of Awards.  Upon the occurrence of any of the following: any merger, combination, consolidation, or other reorganization; any exchange of Common Stock or other securities of the Corporation; a sale of all or substantially all the business, stock or assets of the Corporation; a dissolution of the Corporation; or any other event in which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); then the Administrator may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.  Upon the occurrence of any event described in the preceding sentence, then, unless the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award or the award would otherwise continue in accordance with its terms in the circumstances: (1) subject to Section 7.4 and unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award (with any performance goals applicable to the award in each case being deemed met, unless otherwise provided in the award agreement, at the “target” performance level); and (2) each award shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.

In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares.  Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of the award if an event giving rise to an acceleration does not occur.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

7.3         Other Acceleration Rules.  The Administrator may override the provisions of Section 7.2 and/or 7.4 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve.  The portion of any ISO accelerated in connection with an event referred to in Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded.  To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.4         Golden Parachute Limitation.  Notwithstanding anything else contained in this Section 7 to the contrary, in no event shall any award or payment be accelerated under this Plan to an extent or in a manner so that such award or payment, together with any other compensation and benefits provided to, or for the benefit of, the participant under any other plan or agreement of the Corporation or any of its Subsidiaries, would not be fully deductible by the Corporation or one of its Subsidiaries for federal income tax purposes because of Section 280G of the Code.  If a participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute “parachute payments” as defined in Section 280G of the Code, then the participant may by written notice to the Corporation designate the order in which such parachute payments will be reduced or modified so that the Corporation or one of its Subsidiaries is not denied federal income tax deductions for any “parachute payments” because of Section 280G of the Code.

8.    OTHER PROVISIONS

8.1         Compliance with Laws.  This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith.  The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2         No Rights to Award.  No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3         No Employment/Service Contract.  Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause.  Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4         Plan Not Funded.  Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards.  No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder.  Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person.  To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5         Tax Withholding.  Upon any exercise, vesting, or payment of any award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code or upon any other tax withholding event, the Corporation or one of its Subsidiaries shall have the right at its option to:

(a)          require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b)          deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy any applicable withholding obligation on exercise, vesting or payment.

8.6         Effective Date, Termination and Suspension, Amendments.

8.6.1        Effective Date.  This Plan was originally effective as of June 9, 2008, the Stockholder Approval Date (the “Effective Date”).  This amended version of the Plan is effective as of April 18, 2019, the date this amended version of the Plan was approved by the Board (the “Amendment Date”).  This Plan shall be submitted for and subject to shareholder approval no later than twelve months after the Amendment Date.  Unless earlier terminated by the Board and subject to any extension that may be approved by the shareholders, this Plan shall terminate at the close of business on the day before the tenth anniversary of Amendment Date.  After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2         Board Authorization.  The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part.  No awards may be granted during any period that the Board suspends this Plan.

8.6.3         Stockholder Approval.  To the extent then required by applicable law or any applicable listing agency or required under Sections 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

8.6.4         Amendments to Awards.  Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards.  Any amendment or other action that would constitute a repricing of an award is subject to the no repricing provision set forth in Section 3.2(g).

8.6.5        Limitations on Amendments to Plan and Awards.  No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change.  Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7         Privileges of Stock Ownership.  Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant.  Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8         Governing Law; Construction; Severability.

8.8.1         Choice of Law.  This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

8.8.2         Severability.  If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3         Plan Construction.

It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act.  Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

8.9         Captions.  Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10       Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation.  Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity.  The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security.  Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11       Non-Exclusivity of Plan.  Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12       No Corporate Action Restriction.  The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary.  No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13       Other Company Benefit and Compensation Programs.  Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing.  Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

8.14       Administrator Discretion.  Notwithstanding Section 3.6, the Minimum Vesting Requirement shall not limit or restrict the Administrator’s discretion to accelerate the vesting of any award in circumstances it determines to be appropriate (whether in connection with a transaction, termination of employment or for any other reason).

8.15       Clawback Policy.  The awards granted under this Plan are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any shares of Common Stock or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online GIof tnoowewlewc.tirnovneisctovrovtoitneg.c, om/WLDN odr eslceatne tQheR QcRodceodaend— clognitnrodle#tails are located in Δ ≈ the shaded bar below. You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the number that is printed in the shaded bar below available and follow the instructions on the reverse side. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q ONE YEAR for Proposal 4 and FOR Proposal 5. + 1. Election of nine members of the Board of Directors, each to serve until the 2020 annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal: For Withhold For Withhold For Withhold 01 - Thomas D. Brisbin 02 - Steven A. Cohen 03 - Robert Conway 04 - Debra Coy 05 - Raymond W. Holdsworth 06 - Douglas J. McEachern 07 - Dennis V. McGinn 08 - Keith W. Renken 09 - Mohammad Shahidehpour For Against Abstain For Against Abstain 2. Ratification of the appointment of Crowe LLP as the independent registered public accounting firm for the year ending December 27, 2019. 3. Approval, on an advisory basis, of named executive officer compensation. One Year Two Years Three Years Abstain For Against Abstain 4. Approval, on an advisory basis, of the frequency of future advisory votes on named executive officer compensation. 5. Approval of the amendment to Willdan Group, Inc.’s 2008 Performance Incentive Plan. Note: At their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Please sign exactly as name appears on this Proxy Card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or in another representative capacity, please give full title as such. Corporations and partnerships shall sign in full corporate or partnership name by an authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 1 7 3 2 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 031JRK MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below A The Board of Directors recommends a vote FOR the election of each of the nominees for director, FOR Proposal 2, FOR Proposal 3, Annual Meeting Proxy Card1234 5678 9012 345

The 2019 Annual Meeting of Stockholders of WILLDAN GROUP, INC. will be held on Thursday, June 13, 2019 at 10:00 a.m. Pacific Daylight Time, virtually via the internet at www.meetingcenter.io/282324669. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — WLDN2019. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting to be held on June 13, 2019 The undersigned stockholder of Willdan Group, Inc., a Delaware corporation (the “Company”), hereby appoints Thomas D. Brisbin, Ph.D. and Mohammad Shahidehpour, Ph.D., or either of them acting alone, as proxies for the undersigned, each with full power of substitution, to represent and vote, as designated on the reverse side of this ballot, all of the shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 13, 2019 at 10:00 a.m. Pacific Daylight Time at www.meetingcenter.io/282324669, and at any adjournment or postponement thereof, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned as if the undersigned was present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement. The Board of Directors has fixed the close of business on April 16, 2019 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. Only stockholders of record of the Company’s common stock, $0.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the nominees for director, “FOR” Proposal 2, “FOR” Proposal 3, “ONE YEAR” for Proposal 4, and “FOR” Proposal 5 each as described in the Proxy Statement. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof. The signer hereby revokes all Proxies heretofore given by the signer with respect to said meeting or any adjournment or postponement thereof. YOUR VOTE IS IMPORTANT! PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS ON THE REVERSE SIDE. Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items Proxy — Willdan Group, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/WLDN